Exhibit 4.4

THE SYMBOL “[      ]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS been omitted in reliance upon Item 601 of Regulation S-K as the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on July 20, 2023 and executed as a deed, by and among:

(1)	Chagee Holdings Limited, an exempted company incorporated under the Laws of the Cayman Islands, whose registered address is the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands (the “Company”);

(2)	Beijing Chagee Catering Management Co., Ltd. (北京茶姬餐饮管理有限公司), a limited liability company organized and existing under the Laws of the PRC, whose registered address is Room 956, 9/F, Building 2, Yard 2, Jinguan North Second Road, Shunyi District, Beijing (the “Domestic Company”);

(3)	CHAGEE HOLDINGS PTE. LTD., a private company limited by shares incorporated under the Laws of Singapore, whose registered address is 987 SERANGOON ROAD SINGAPORE (328147) (the “Singapore Company 1”);

(4)	CHAGEE INVESTMENT PTE. LTD., a private company limited by shares incorporated under the Laws of Singapore, whose registered address is 987 SERANGOON ROAD SINGAPORE (328147) (the “Singapore Company 2”);

(5)	the individual and the holding company of such individual listed on Part A of Schedule I (such individual, the “Founder”, such holding company of such individual, the “Founder Holdco”, together with the Founder, the “Founder Parties”, and each a “Founder Party”);

(6)	the companies listed on Part B of Schedule I (each, an “Employee Holdco” and collectively, the “Employee Holdcos”);

(7)	the investors listed on Part A of Schedule II (each, a “Series A Investor” and collectively, the “Series A Investors”);

(8)	the investors listed on Part B of Schedule II (each, a “Series B Investor” and collectively, the “Series B Investors”); and

(9)	the investors listed on Part C of Schedule II (each, a “Series B+ Investor” and collectively, the “Series B+ Investors”, together with the Series A Investors and Series B Investors, collectively, the “Investors”, and each, an “Investor”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A	The Parties entered into a Series B+ Preferred Share Purchase Agreement (as may be amended, restated and supplemented from time to time, the “Purchase Agreement”) dated July 12, 2023, pursuant to which, the Series B+ Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Series B+ Investors, certain number of Series B+ Preferred Shares, on the terms and subject to the conditions set forth in the Purchase Agreement.

B	Series A Investors jointly or separately entered into certain Investment Agreements relating to Beijing Chagee Catering Management Co., Ltd. (《关于北京茶姬餐饮管理有限公司之投资协议》) with the Domestic Company and certain other parties thereof dated December 25, 2020, February 2, 2021 and February 22, 2021 (“Series A Investment Agreements”). Series B Investors jointly or separately entered into an Investment Agreement relating to Beijing Chagee Catering Management Co., Ltd. (《关于北京茶姬餐饮管理有限公司之投资协议》) with the Domestic Company and certain other parties thereof dated May 14, 2021 (“Series B Investment Agreement”) and a Share Purchase Agreement with the Founder Holdco and certain other parties thereof dated July 5, 2023 (“Transfer Agreement”).

C	Pursuant to the Purchase Agreement, the Group Companies are carrying out the Restructuring, upon completion of which the Domestic Company will become a wholly owned subsidiary of the Singapore Company 2.

D	In order to induce the Series B+ Investors to invest funds in the Company pursuant to the Purchase Agreement, which provides that the execution and delivery of this Agreement by the Parties hereto shall be a condition precedent to the consummation of the transactions contemplated thereunder, the Parties hereby agree that this Agreement shall govern certain shareholder rights and other matters as set forth in this Agreement.

E	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Definitions.

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Purchase Agreement.

1.1	For purposes of this Agreement, capitalized terms used in this Agreement (including the Recitals) shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States or in the PRC or the International Financial Reporting Standards as promulgated from time to time by the International Accounting Standards Board (the “IASB”) (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB’s pronouncements thereon from time to time, consistently applied, as approved according to this Agreement and the Amended M&AA.

“Additional Number” has the meaning ascribed to it in Section 3.4(ii).

“Affiliate” means, with respect to a Person, (i) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted), brother, sister, parent, or any trust formed and maintained solely for the benefit of such Person or such Person’s spouse, lineal descendants, brother, sister and/or parent, or trust, or any entity or company Controlled by any of the aforesaid Person, (ii) in the case of any Person other than an individual, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of a Preferred Holder, in addition to the Persons specified in item (ii) above, the term “Affiliate” also includes (v) any of its direct or indirect shareholders, (w) any of its or its shareholder’s general partners, (x) the fund manager managing or advising it or such shareholder (and general partners and officers thereof) and other funds managed or advised by such fund manager or such fund manager’s Affiliates, (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x), and (z) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by it or any of its Affiliates. For the avoidance of doubt, the Investors shall not be deemed to be Affiliates of the Group Companies.

“Agreement” has the meaning ascribed to it in the preamble.

“Amended M&AA” means the Second Amended and Restated Memorandum of Association and Articles of Association of the Company, as amended, supplemented and restated from time to time.

“Applicable Issue Price” means (i) with respect to the Series A Preferred Shares, the Series A Issue Price; (ii) with respect to the Series B Preferred Shares, the Series B Issue Price; and (iii) with respect to the Series B+ Preferred Shares, the Series B+ Issue Price.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Arbitration Rules” has the meaning ascribed to it in Section 17.5.

“Auditor” means any auditor retained by the Company in accordance with the Amended M&AA and this Agreement, which shall be a reputable firm of independent certified public accountants determined in accordance with this Agreement and the Amended M&AA.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” means the operation, management, and brand licensing of tea drinks business; and the supply chain operation and management of tea drinks business.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the Cayman Islands, the PRC, Hong Kong, as the case may be, or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Charter Documents” means, as to a Person, such Person’s memorandum of association, articles of association or incorporation, certificate of incorporation, formation or registration (including, if relevant, certificates of change of name), limited partnership agreement, charter, by-laws, trust deed, trust instrument, joint venture or shareholders’ agreement or equivalent documents, and business license, in each case as amended; and means, as to PRC limited liability companies, articles of association, shareholders’ agreement or equivalent documents. For the avoidance of doubt, the “Charter Documents” of the Company shall include the Amended M&AA and this Agreement.

“Circular 37” means Circular 37, issued by SAFE on July 4, 2014, titled “the Notice on Relevant Issues Concerning Foreign Exchange Administrative for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Special Purpose Vehicles,” (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014]37号)) effective as of July 4, 2014, as amended and/or implemented by SAFE, and any successor rule or regulation under the PRC Laws, including but not limited to any rule or regulation interpreting or setting forth provisions for implementation of any of the foregoing.

“Class A Ordinary Shares” means the class A ordinary shares of a par value of US$0.0001 each in the capital of the Company having the rights provided for in this Agreement and the Amended M&AA.

“Class B Ordinary Shares” means the class B ordinary shares of a par value of US$0.0001 each in the capital of the Company having the rights provided for in this Agreement and the Amended M&AA.

“Coatue” means Coatue PE Asia 92 LLC and/or its permitted transferees or assigns.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Company” has the meaning ascribed to it in the preamble.

“Competitor” means any Person engaging in the Business and more than 50% of whose revenues or profits are derived from the Business in the past fiscal year, as set forth in Exhibit C and any Person Controlling such Persons set forth in Exhibit C.

“Confidential Information” has the meaning ascribed to it in Section 16.5.

“Contract” means, as to any Person, any contract, agreement, undertaking, understanding, commitment, purchase order, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, license or other legally binding arrangement to which such Person is a party or by which such Person or any of its property is bound, whether oral or written.

“Control” of a given Person means the power or authority, whether exercised or not, to direct or cause the direction of the business, management and policies (with respect to operational or financial control or otherwise) of such Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by Contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person; the terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Closing” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Deemed Liquidation Event” means any of the following events: (i) any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other reorganization in which the shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which such Group Company is a party or target in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred; (ii) a sale, transfer, lease or other disposition of all or substantially all of the assets of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company); or (iii) the exclusive licensing of all or substantially all of any Group Company’s Intellectual Property to a third party.

“Director” means a director serving on the Board.

“Drag Holders” has the meaning ascribed to it in Section 8.1.

“Dragged Holders” has the meaning ascribed to it in Section 8.1.

“Drag Notice” has the meaning ascribed to it in Section 8.1.

“Drag-Along Sale” has the meaning ascribed to it in Section 8.1.

“Effective Date” has the meaning ascribed to it in Section 17.1.

“Equity Securities” means, with respect to a Person that is a legal entity, any shares, share capital, registered capital, equity interests, membership interests, partnership interests, joint venture or other ownership interests or securities of such Person, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other securities or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, or any Contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“ESOP” has the meaning ascribed to it in Section 13.

“Exempt Registrations” has the meaning ascribed to it in Section 2.4 of Exhibit A.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“First Participation Notice” has the meaning ascribed to it in Section 3.4(i).

“First Participation Period” has the meaning ascribed to it in Section 3.4(i).

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“FOSUN” means 无锡复霸茶企业管理合伙企业(有限合伙), 共青城霸气茶投资合伙企业(有限合伙) and/or their permitted transferees.

“FOSUN Director” has the meaning ascribed to it in Section 11.2. For the purpose of Section 11.2, for so long as 无锡复霸茶企业管理合伙企业(有限合伙) and 共青城霸气茶投资合伙企业(有限合伙) are Affiliates, the Equity Securities held by each of 无锡复霸茶企业管理合伙企业(有限合伙) and 共青城霸气茶投资合伙企业(有限合伙) shall be aggregated together for the purposes of determining the availability of their rights to designate, appoint, remove, replace and reappoint one (1) Director on the Board.

“Founder” has the meaning ascribed to it in the preamble.

“Founder Holdco” has the meaning ascribed to it in the preamble.

“Founder Party” or “Founder Parties” has the meaning ascribed to it in the preamble.

“Governmental Authority” means any nation or government, or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, or any self-regulatory organization, stock exchange, securities commission or other securities regulators.

“Government Official” has the meaning ascribed to it in Section 16.2.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Companies” means the Company, the Singapore Company 1, the Singapore Company 2 and the Domestic Company, together with all other direct or indirect, current and future Subsidiaries and branches of any of the foregoing, and “Group Company” means any of them.

“HKIAC” has the meaning ascribed to it in Section 17.5.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IASB” has the meaning ascribed to it in Section 1.1.

“Initiating Holders” means, with respect to a request duly made under Section 1.1 or Section 1.2 of Exhibit A to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means all intellectual property and other proprietary rights, including any and all foreign and domestic trade name, trademark, service mark, registered design, domain name, utility model, copyright, invention, moral rights, mask work, brand name, technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, proprietary processes, proprietary rights, technology, engineering, discoveries, formulae, algorithms, operational procedures, database right, business name, patent and any similar rights, and all associated rights, compositions of matter, formulas, designs, inventions, and any and all registrations, applications, renewals, extensions and continuations (in whole or in part) of any of the foregoing, together with all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution, unfair trade practice or otherwise associated therewith.

“Investors” has the meaning ascribed to it in the preamble.

“Preferred Holder Option Period” has the meaning ascribed to it in Section 5.2(i).

“IPO” means the first firm underwritten public offering by the Company (or a listing vehicle that holds the Business of the Group Companies) of its Ordinary Shares (or depositary receipts or depositary shares thereof) pursuant to a Registration Statement that is filed with and declared effective by the Commission under the Securities Act or in a jurisdiction other than the United States.

“Key Employee(s)” has the meaning set forth in the Purchase Agreement.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule (including listing rules and regulations), or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended or re-enacted, and any and all applicable Governmental Orders.

“Lien” means (i) any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge, license, restrictive covenant, lease, sub-lease, occupancy agreement, easement, or other restriction or limitation of any kind whatsoever, including any restriction on the use, voting, transfer, receipt of income, or exercise of any attributes of ownership; (ii) any adverse claim as to title, possession or use, and includes any Contract or arrangement for any of the same, whether imposed by Contract, understanding, Law, equity or otherwise.

“Majority Holders” means the holders of more than two-thirds (2/3) of the voting power of the issued and outstanding Shares (for the avoidance of doubt, assuming that all Warrants have been exercised in whole and all reserved Preferred Shares pursuant to such Warrants for issuance as issued and outstanding).

“Majority Preferred Holders” means the holders of more than 50% of the voting power of the issued and outstanding Preferred Shares (for the avoidance of doubt, assuming that all Warrants have been exercised in whole and all reserved Preferred Shares pursuant to such Warrants for issuance as issued and outstanding) (voting as a single class).

“Majority Preferred Directors” means the more than two-thirds (2/3) of the Preferred Directors of the Company.

“Material Adverse Effect” means (a) any event, circumstance, occurrence, fact, condition, change or development that, individually or in the aggregate, has had, has or would reasonably be expected to have a material adverse effect on the business, properties, Assets, employees, operations, results of operations, condition (financial or otherwise), prospects or Liabilities of the Group Companies taken as a whole, (b) any material impairment of the ability of the Group Companies to perform their material obligations under any Transaction Document, or (c) any material impairment of the validity or enforceability of any Transaction Document against the Group Companies.

“New Securities” has the meaning ascribed to it in Section 3.3.

“OFAC” has the meaning ascribed to it in Section 1.1.

“Offered Ordinary Shares” has the meaning ascribed to it in Section 5.1.

“Offeror” has the meaning ascribed to it in Section 8.1.

“Onshore Shareholders” means all holders of Equity Securities of the Domestic Company from time to time.

“Ordinary Director” or “Ordinary Directors” has the meaning ascribed to it in Section 11.2.

“Ordinary Holder(s)” means the holder(s) of the Ordinary Shares (except for the Class A Ordinary Shares issued upon the conversion of Preferred Shares).

“Ordinary Transferor” has the meaning ascribed to it in Section 5.1.

“Ordinary Transfer Notice” has the meaning ascribed to it in Section 5.1.

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Class A Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Oversubscription New Securities” has the meaning ascribed to it in Section 3.4(ii).

“Oversubscription Participants” has the meaning ascribed to it in Section 3.4(ii).

“Party” or “Parties” has the meaning ascribed to it in the preamble.

“Person” shall be construed as broadly as possible and shall include any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity, including Governmental Authorities.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the territory of Taiwan.

“Preemptive Right” has the meaning ascribed to it in Section 3.1.

“Preemptive Pro Rata Share” has the meaning ascribed to it in Section 3.2.

“Preference Amount” has the meaning ascribed to it in Section 15.1.

“Preferred Holder(s)” means the holder(s) of the Preferred Shares and its permitted assignees to whom its rights under this Agreement have been duly assigned in accordance with this Agreement (for the avoidance of doubt, assuming that all Warrants have been exercised in whole and all reserved Preferred Shares pursuant to such Warrants for issuance as issued and outstanding).

“Preferred Director(s)” has the meaning ascribed to it in Section 11.2.

“Preferred Shares” means the Series A Preferred Shares, Series B Preferred Shares, and Series B+ Preferred Shares.

“Purchase Agreement” has the meaning ascribed to it in Recitals.

“Purchasing Preferred Holders” has the meaning ascribed to it in Section 5.3.

“Qualified IPO” means a firm commitment underwritten public offering by the Company (or a listing vehicle that holds the Business of the Group Companies) of its Ordinary Shares (or depositary receipts or depositary shares thereof) with an implied market capitalization of the Company immediately prior to such offering of not less than RMB6,000,000,000 in the United States on the New York Stock Exchange or the NASDAQ Global Market pursuant to an effective Registration Statement under the Securities Act, or on the Main Board of Hong Kong Stock Exchange or another internationally recognized stock exchange approved according to this Agreement and the Amended M&AA.

“Redemption” has the meaning ascribed to it in Section 14.1.

“Redemption Closing Date” has the meaning ascribed to it in Section 14.3.

“Redemption Event” has the meaning ascribed to it in Section 14.1.

“Redemption Election Period” has the meaning ascribed to it in Section 14.3.

“Redemption Notice” has the meaning ascribed to it in Section 14.3.

“Redemption Notice Date” has the meaning ascribed to it in Section 14.3.

“Redemption Obligator” or “Redemption Obligators” has the meaning ascribed to it in Section 14.1.

“Redemption Price” has the meaning ascribed to it in Section 14.2.

“Redeeming Shareholder” has the meaning ascribed to it in Section 14.1.

“Redeeming Shares” has the meaning ascribed to it in Section 14.1.

“Redemption Start Date” has the meaning ascribed to it in Section 14.1.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings correlative to the foregoing.

“Registrable Securities” means (i) the Class A Ordinary Shares issued or issuable upon conversion of the Preferred Shares or the Class B Ordinary Shares, (ii) any Class A Ordinary Shares issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Class A Ordinary Shares owned or hereafter acquired by the Holders; excluding in all cases, however, any of the foregoing sold by a Person in a transaction in violation of this Agreement. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Entities” has the meaning ascribed to it in Section 12.1(xii).

“Related Party” of any Group Company (the “Subject Person”) means (a) any direct or indirect shareholder of the Subject Person or its Subsidiaries, (b) any director of the Subject Person or its Subsidiaries, (c) any Key Employee, (d) any officer of the Subject Person or its Subsidiaries, (e) any Affiliate of a shareholder, director, Key Employee or officer of the Subject Person or its Subsidiaries, (f) any Person in which any shareholder, director, Key Employee or officer of the Subject Person or its Subsidiaries has any interest, other than a passive shareholding of less than one percent in a publicly listed company, or over which a Related Party exercises Control or significant influence through voting, position or ownership or (g) any other Affiliate of the Subject Person or its Subsidiaries.

“Relevant Affiliate” has the meaning ascribed to it in Section 16.2.

“Rights Holder” has the meaning ascribed to it in Section 3.1.

“Restructuring” has the meaning ascribed to it in Section 16.14.

“Restructuring Memorandum” has the meaning set forth in the Purchase Agreement.

“ROFR Pro Rata Share” has the meaning ascribed to it in Section 5.2(ii).

“ROTHSFORTUNE” means 北京秋实辰星咨询中心(有限合伙), 青岛秋实辰星二期创业投资基金合伙企业(有限合伙), Rothsfortune Fund, LP and/or its permitted transferees.

“ROTHSFORTUNE Director” has the meaning ascribed to it in Section 11.2.

“SAFE” means the State Administration of Foreign Exchange of the PRC and its local counterparts, and/or an authorized bank, as the case may be.

“SAFE Regulations” means the Circular 37 and any other applicable SAFE rules and regulations.

“Sanctions Laws and Regulations” means (i) all Laws, regulations and Executive Orders administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), including without limitation, the Trading With the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, regulations found at Title 31, Subtitle B, Chapter 5 of the U.S. Code of Federal Regulations (“C.F.R.”) and any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time; (ii) any U.S. sanctions related to or administered by the U.S. Department of State; or (iii) any sanctions Laws, regulations, directives, measures or embargos imposed or administered by the United Nations Security Council, His Majesty’s Treasury, the European Union (including under Council Regulation (EC) No. 194/2008), or any other similar governmental body with regulatory authority over the Group Companies from time to time.

“Sanctions Target” means: (i) any country or territory that is the subject of country-wide or territory-wide Sanctions Laws and Regulations, including, but not limited to, as of the date of this Agreement, Iran, Cuba, Libya, Syria, Sudan, Crimea, Myanmar and the Democratic People’s Republic of Korea, where such activities would be prohibited by applicable Law; (ii) any Person that is on the list of Specially Designated Nationals and Blocked Persons published by OFAC, the European Union, or any equivalent list of sanctioned persons issued by the U.S. Department of State or other relevant Governmental Authorities; or (iii) any Person that is located in or organized under the Laws of a country or territory that is identified as the subject of country-wide or territory-wide Sanctions Laws and Regulations.

“Second Participation Notice” has the meaning ascribed to it in Section 3.4(ii).

“Second Participation Period” has the meaning ascribed to it in Section 3.4(ii).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Shareholder” has the meaning ascribed to it in Section 6.1.

“Series A Investor(s)”, “Series B Investor(s)” or “Series B+ Investor(s)” has the meaning ascribed to it in the preamble.

“Series A Issue Price” means RMB4.7369 per share, each as appropriately adjusted for share subdivisions, share dividends, consolidations, recapitalizations and similar events with respect to the Series A Preferred Shares.

“Series A Preferred Share(s)” means the Series A redeemable and convertible preferred shares of the Company with a par value of US$0.0001 per share, with rights and privileges as set forth herein and in the Amended M&AA.

“Series A Redemption Price” has the meaning ascribed to it in Section 14.2.

“Series B Issue Price” means RMB11.4223 per share, each as appropriately adjusted for share subdivisions, share dividends, consolidations, recapitalizations and similar events with respect to the Series B Preferred Shares.

“Series B Preferred Share(s)” means the Series B redeemable and convertible preferred shares of the Company with a par value of US$0.0001 per share, with rights and privileges as set forth herein and in the Amended M&AA.

“Series B Redemption Price” has the meaning ascribed to it in Section 14.2.

“Series B+ Issue Price” means RMB16.1967 per share, each as appropriately adjusted for share subdivisions, share dividends, consolidations, recapitalizations and similar events with respect to the Series B+ Preferred Shares.

“Series B+ Preferred Share(s)” means the Series B+ redeemable and convertible preferred shares of the Company with a par value of US$0.0001 per share, with rights and privileges as set forth herein and in the Amended M&AA.

“Series B+ Redemption Price” has the meaning ascribed to it in Section 14.2.

“Shareholder” means a holder of any Share of the Company (for the avoidance of doubt, assuming that all Warrants have been exercised in whole and all reserved Preferred Shares pursuant to such Warrants for issuance as issued and outstanding).

“Shareholders’ Meeting” has the meaning ascribed to it in Section 11.1.

“Shares” means the Ordinary Shares and/or the Preferred Shares.

“Subject Person” has the meaning ascribed to it in Section 1.1.

“Subsidiary” means, with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) of whose interests in the profits or capital of such entity are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose profit and loss and net earnings are consolidated with the profit and loss and net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the Accounting Standards; and (iii) any entity with respect to which the subject entity has the power to otherwise direct the business, management and policies (with respect to operational or financial control or otherwise) of that entity directly or indirectly through another Subsidiary, any contractual arrangement or otherwise.

“Transfer” means, with respect to any Equity Securities of any Person, (i) when used as a verb, to directly or indirectly, through one or a series of transactions, sell, assign, transfer, or otherwise dispose of or otherwise grant any interest or right, with respect to all or any part of any interest in any Equity Securities and (ii) when used as a noun, a direct or indirect sale, assignment, transfer, exchange, or other disposition of such Equity Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Transaction Documents” means this Agreement, the Purchase Agreement, the Series A Investment Agreements, the Series B Investment Agreement, the Transfer Agreement, the Amended M&AA, the Management Rights Letter(s) and the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“RMB” means the lawful currency of the PRC.

“US$” or “$” means the lawful currency of the United States of America.

“Violation” has the meaning ascribed to it in Section 4.1(i) of Exhibit A.

“Domestic Company” has the meaning ascribed to it in the preamble.

“XVC” means 宁波梅山保税港区艾克思求解投资合伙企业(有限合伙), 莆田市艾克思坐标投资合伙企业(有限合伙), XVC Fund II LP, XVC SSF II LP, Qanttea LP and/or their permitted transferees.

“XVC Director” has the meaning ascribed to it in Section 11.2.

1.2      Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (iii) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (iv) references in this Agreement to a “Party” or any other Person are also to its successors and permitted assigns and transferees; (v) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (vi) the term “or” is not exclusive, (vii) the terms “included”, “includes”, “including” will be deemed to be followed by “, but not limited to,” (viii) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (ix) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (x) references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (xi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms, (xii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (xiii) references to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes, and (ix) in calculations of share numbers, references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Class A Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged and all Equity Securities reserved for issuance under the ESOP and in connection with the Restructuring as issued and outstanding, and references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Class A Ordinary Shares.

2.          Registration Rights

2.1      The Parties hereby acknowledge and agree to the terms set forth in Exhibit A attached hereto, making provision for certain registration rights, and such terms in Exhibit A hereto form an integral part of this Agreement and are binding on the Parties as if such terms were set forth in the body of this Agreement.

3.          Preemptive Right.

3.1      General. The Company hereby grants to each Preferred Holder (each, a “Rights Holder”) the preemptive right to purchase all or part of such Rights Holder’s Preemptive Pro Rata Share (as defined in Section 3.2 below) (and any oversubscription, as provided below), of any New Securities (as defined in Section 3.3 below) that the Company may from time to time issue after the Effective Date (the “Preemptive Right”).

3.2      Preemptive Pro Rata Share. A Rights Holder’s “Preemptive Pro Rata Share” for purposes of the Preemptive Rights under this Section 3 is equal to the product obtained by multiplying (x) the aggregate number of the New Securities to be issued by the Company by (y) a fraction, the numerator of which is the number of Class A Ordinary Shares issuable upon conversion of the then Preferred Shares held by such Rights Holder (on a fully-diluted and as-converted basis) immediately prior to the issuance of the New Securities, and the denominator of which is the total number of Class A Ordinary Shares (on a fully-diluted and as-converted basis) then issued and outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights. Each Rights Holder may apportion, at its sole discretion, its pro rata shares among its Affiliates in any proportion.

3.3      New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the Effective Date, except for:

(i)            any Equity Securities of the Company issued pursuant to any equity incentive, purchase or participation plans for the benefit of any officers, directors, employees or consultants of any Group Company, each as duly approved according to this Agreement and the Amended M&AA;

(ii)           any Equity Securities of the Company issued pursuant to the Qualified IPO or any IPO as duly approved under this Agreement and the Amended M&AA;

(iii)          any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event in accordance with this Agreement and the Amended M&AA in which all Rights Holders are entitled to participate on a pro rata basis;

(iv)          any Equity Securities of the Company issued pursuant to the Purchase Agreement and/or in connection with the Restructuring;

(v)           any Class A Ordinary Shares issued upon the conversion of the Class B Ordinary Shares;

(vi)          any Class A Ordinary Shares issued upon the conversion of the Preferred Shares;

(vii)         any Equity Securities of the Company issued pursuant to Section 9; and

(viii)        any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company, whether by consolidation, merger, purchase of assets, sale or exchange of shares, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved according to this Agreement and the Amended M&AA.

3.4      Procedures.

(i)            First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”) ten (10) Business Days prior to the issuance (or a shorter period approved by such Rights Holder), describing the amount and type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue such New Securities and the identity of each prospective subscriber of such New Securities. Each Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase up to such Rights Holder’s Preemptive Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Preemptive Pro Rata Share). If any Rights Holder fails to so agree in writing within the First Participation Period, then such Rights Holder shall forfeit the right hereunder to purchase its Preemptive Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii)   Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to exercise its Preemptive Rights in full in accordance with Section 3.4(i) above, the Company shall promptly give notice (the “Second Participation Notice”) to the participating Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with Section  3.4(i) above to inform them of the aggregate number of the unpurchased New Securities (“Oversubscription New Securities”) that are available for oversubscription. Each Oversubscription Participant shall have ten (10) Business Days from the receipt date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase all or a portion of the Oversubscription New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the Oversubscription New Securities, then the Oversubscription New Securities shall be allocated among Oversubscription Participants by allocating to each Oversubscription Participants the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of aggregate Oversubscription New Securities by (ii) a fraction, the numerator of which is the number of Class A Ordinary Shares issuable upon conversion of the then Preferred Shares held by such Oversubscription Participant (on an as-converted basis) and the denominator of which is the total number of Class A Ordinary Shares issuable upon conversion of the then Preferred Shares held by all the Oversubscription Participants (on an as-converted basis).

3.5      Failure to Exercise. Upon the expiration of the Second Participation Period, or the First Participation Period in the event no Rights Holder exercises the Preemptive Rights within the First Participation Period, the Company shall have one hundred and twenty (120) days thereafter to complete the issuance and sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not fully exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. The purchaser shall execute and deliver a deed of accession in substantially the form attached hereto as Exhibit B-1 to join in and be bound by the terms of this Agreement (if not already a Party). In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120)-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

4.          Restriction on Transfers.

4.1      Founder Parties. Except as otherwise provided under Section 4.2, Section 9 and Section 13 of this Agreement or approved by Majority Preferred Holders, none of the Founder Parties may Transfer, or directly or indirectly create any Liens upon, all or any part of any interest in any Equity Securities of the Company now or hereinafter owned or held by any Ordinary Holder prior to a Qualified IPO or any IPO as duly approved under this Agreement and the Amended M&AA.

4.2      Preferred Holder. Each of the Preferred Holders may freely Transfer any Equity Securities of the Company now or hereafter owned or held by them, directly or indirectly, without limitation (including any consent right of any Shareholder or director, right of first refusal, co-sale right or other similar rights of any Shareholder or any other limitation); provided that (i) such Transfer is effected in compliance with all applicable Laws; (ii) the transferee shall not be a Competitor of the Company; and (iii) to the extent necessary, the transferee shall execute and deliver such documents and take such other actions as may be necessary for the transferee to join in and be bound by the terms of this Agreement as a “Party”, an “Investor”, a “Preferred Holder”, a “Series A Investor”,“Series B Investor” or “Series B+ Investor” as applicable, (if not already a Party hereto) upon and after such Transfer. The Company will update its register of members upon the consummation of any such permitted Transfer and if applicable, arrange to prepare new share certificate(s) for the transferee with respect to such Equity Securities. For the avoidance of doubt, upon the consummation of the Qualified IPO or any IPO as duly approved under this Agreement and the Amended M&AA, any Preferred Holders may freely Transfer any Equity Securities of the Company now or hereafter owned or held by it (or any rights attached thereto) provided that it complies with the applicable rules of the qualified Stock Exchange where the Company is listed, and the foregoing transfer restrictions as set forth in this Section 4.2 will no longer apply.

4.3      Prohibited Transfers Void. Any Transfer of or creation of Liens upon any Equity Securities of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded in the register of members of the Company and shall not be recognized by the Company or any other Party. For the avoidance of doubt, the proposed transferees of such Equity Securities not transferred in compliance with this Agreement shall not be entitled to, directly or indirectly, any right as a Shareholder.

4.4      No Indirect Transfers. Each Party agrees not to circumvent or otherwise avoid the transfer or any other restrictions or intent thereof set forth in this Agreement applicable to it, whether by holding the Equity Securities of the Company indirectly through another Person (including a holding company) or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person (including a holding company), or otherwise.

4.5      Cumulative Restrictions. For purposes of clarity, the restrictions on Transfer set forth in this Agreement on a Party are cumulative with, and in addition to, the restrictions set forth in each other agreement imposing restrictions on Transfer by such Person of Equity Securities of the Company, including the Amended M&AA, and not in lieu thereof.

4.6      Legend. Each existing or replacement certificate for Equity Securities of the Company now owned or hereinafter acquired by any Ordinary Holder and their permitted transferees shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT AND THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY, AND ITS AMENDMENTS (AS AMENDED FROM TIME TO TIME) BY AND BETWEEN THE SHAREHOLDERS, THE COMPANY AND CERTAIN OTHER PARTIES THERETO.”

The Company may annotate its register of members with an appropriate, corresponding legend. At such time as the related Equity Securities of the Company are no longer subject to this Agreement and the Amended M&AA, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend.

In order to ensure compliance with the terms of this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

5.          Right of First Refusal of the Preferred Holders.

5.1      Ordinary Transfer Notice. To the extent the applicable consent of the Majority Preferred Holders is required and is given pursuant to Section 4, if any Ordinary Holder (an “Ordinary Transferor”) proposes to Transfer any Equity Securities of the Company (the “Offered Ordinary Shares”) to any Person, then the Ordinary Transferor shall give all the Preferred Holders and the Company, a written notice of the Ordinary Transferor’s intention to make the Transfer (the “Ordinary Transfer Notice”), which shall include (i) a description of the Offered Ordinary Shares, (ii) the identities of the prospective transferee, and (iii) the consideration in cash and the material terms and conditions regarding the proposed Transfer. The Ordinary Transfer Notice shall certify that the Ordinary Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Ordinary Transfer Notice. The Ordinary Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

5.2      Option of Preferred Holders.

(i)            Each Preferred Holder shall have an option for a period of ten (10) Business Days following receipt of the Ordinary Transfer Notice (the “Preferred Holder Option Period”) to elect to purchase all or any portion of its respective ROFR Pro Rata Share (as defined in Section 5.2(ii) below) of the Offered Ordinary Shares at the price and subject to the terms and conditions as described in the Ordinary Transfer Notice, by notifying the Ordinary Transferor in writing before expiration of the Preferred Holder Option Period as to the number of such Offered Ordinary Shares that it wishes to purchase (the “Right of First Refusal”).

(ii)            For the purposes of this Section 5.2(ii), an Preferred Holder’s “ROFR Pro Rata Share” of the Offered Ordinary Shares shall be equal to (a) the total number of such Offered Ordinary Shares, multiplied by (b) a fraction, the numerator of which shall be the aggregate number of Class A Ordinary Shares held by such Preferred Holder (including Class A Ordinary Shares issuable upon conversion of the then Preferred Shares held by such Preferred Holder (on an as-converted basis)) on the date of the Ordinary Transfer Notice and the denominator of which shall be the total number of Class A Ordinary Shares held by all Preferred Holders (including Class A Ordinary Shares issuable upon conversion of the then Preferred Shares held by all Preferred Holders (on an as-converted basis)) on such date.

(iii) Each Preferred Holder shall be entitled to apportion the Offered Ordinary Shares to be purchased pursuant to this Section 5 among its Affiliates, provided that (a) such Preferred Holder notifies the Ordinary Transferor in writing, (b) such Affiliate shall execute and deliver a deed of accession in substantially the form attached hereto as Exhibit B-1 to join in and be bound by the terms of this Agreement as a “Preferred Holder” or “Investor” (if not already a Party hereto) upon and after such Transfer; and (c) such Affiliate shall not be a Competitor.

5.3      Procedure. If any Preferred Holder gives the Ordinary Transferor a notice that it desires to purchase the Offered Ordinary Shares, then payment for the Offered Ordinary Shares to be purchased shall be made by check (if agreeable to the Ordinary Transferor), or by wire transfer in immediately available funds of the appropriate currency, simultaneously with the delivery of duly executed instruments of transfer, board resolutions of the Company approving the Transfer and, if applicable, the share certificates with respect to such Offered Ordinary Shares to be purchased for surrender and cancellation, at a place agreed to by the Ordinary Transferor, and all the Preferred Holders that have exercised their Right of First Refusal pursuant to Section  5.2 (the “Purchasing Preferred Holders”) and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the sixtieth (60th) day after the Company’s receipt of the Ordinary Transfer Notice, unless such notice contemplated a later closing date with the prospective transferee. The Company shall update its register of members to effect the consummation of any such Transfer and, if applicable, arrange to prepare new share certificate(s) for the Purchasing Preferred Holder with respect to such Offered Ordinary Shares.

6.          Right of Co-Sale.

6.1      To the extent the Preferred Holders do not exercise their respective Right of First Refusal as to all the Offered Ordinary Shares proposed to be sold by the Ordinary Transferor to the transferee identified in the Ordinary Transfer Notice, each such Preferred Holder not exercising its Right of First Refusal pursuant to Section 5 shall have the right to participate in such sale to the transferee identified in the Ordinary Transfer Notice of the remaining Offered Ordinary Shares not purchased pursuant to Section 5, on the terms and conditions as specified in the Ordinary Transfer Notice (but in no event less favorable than the terms and conditions offered to the Ordinary Transferor (and for the same consideration on an as-converted basis)) by notifying the Ordinary Transferor in writing within ten (10) Business Days following the receipt of the Ordinary Transfer Notice (each such electing Preferred Holder, also a “Selling Shareholder”). Such Selling Shareholder’s notice to the Ordinary Transferor shall indicate the number of Equity Securities the Selling Shareholder wishes to sell under its right to participate. To the extent one or more Preferred Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Ordinary Shares that the Ordinary Transferor may sell in the Transfer to the prospective transferee identified in the Ordinary Transfer Notice shall be correspondingly reduced (the “Right of Co-Sale”).

6.2            The total number of Equity Securities that each Selling Shareholder may elect to sell shall be up to the product of (i) the aggregate number of the remaining Offered Ordinary Shares being transferred to the prospective transferee identified in the Ordinary Transfer Notice after giving effect to the exercise of all Right of First Refusal pursuant to Section 5 hereof, multiplied by (ii) a fraction, the numerator of which is the number of Class A Ordinary Shares held by such Selling Shareholder (including Class A Ordinary Shares issuable upon conversion of the then Preferred Shares held by such Selling Shareholder (on an as-converted basis)) on the date of the Ordinary Transfer Notice and the denominator of which is the total number of Class A Ordinary Shares held by the Ordinary Transferor and all Selling Shareholders (including Class A Ordinary Shares issuable upon conversion of the then Preferred Shares held by all Selling Shareholders (on an as-converted basis)) on the date of the Ordinary Transfer Notice.

6.3            Each Selling Shareholder shall effect its participation in the sale by promptly delivering to the Ordinary Transferor, before the applicable closing, a signed instrument of transfer properly endorsed for transfer to the prospective purchaser, and one or more certificates which represent the type and number of Equity Securities which such Selling Shareholder elects to sell for surrender and cancellation; provided that if the prospective purchaser objects to the delivery of Ordinary Share Equivalents in lieu of Class A Ordinary Shares, such Selling Shareholder shall only transfer Class A Ordinary Shares (and therefore shall convert any such Ordinary Share Equivalents into Class A Ordinary Shares), and the Company shall effect any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

6.4            The share certificate or certificates that a Selling Shareholder delivers to the Ordinary Transferor pursuant to this Section 6 shall be transferred by the Ordinary Transferor to the Company for surrender and cancellation and the Ordinary Transferor shall deliver to the prospective purchaser any required transfer instruments, board resolutions of the Company or other documentation in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Ordinary Transfer Notice, and the Ordinary Transferor shall concurrently therewith remit to such Selling Shareholder that portion of the sale proceeds to which the Selling Shareholder is entitled by reason of its participation in such sale. The Company shall update its register of members to effect the consummation of any such Transfer and, if applicable, arrange to prepare new share certificates or certificates for the transferee with respect to such Equity Securities.

6.5            To the extent that any prospective purchaser prohibits the participation by a Selling Shareholder exercising its Right of Co-Sale hereunder in a proposed Transfer or otherwise refuses to purchase Equity Securities from a Selling Shareholder exercising its Right of Co-Sale hereunder, the Ordinary Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Ordinary Transferor shall purchase from such Selling Shareholder such Equity Securities that such Selling Shareholder would otherwise be entitled to sell to the prospective purchaser pursuant to its Right of Co-Sale for the same consideration and on the same terms and conditions as the proposed transfer described in the Ordinary Transfer Notice.

6.6            The terms and conditions of any sale pursuant to this Section 6 will be contained in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction. Notwithstanding the foregoing, (i) each Selling Shareholder shall not be required to give any representations, warranties or indemnities with respect to such proposed Transfer or with respect to the Group Companies, except for such warranty as to the ownership and title of such Selling Shareholder’s Equity Securities co-sold in such proposed Transfer, and shall not be obligated to pay any amount with respect to any liabilities arising from the representations and warranties severally made by it in excess of the total amount of consideration received by such Selling Shareholder in such Transfer; and (ii) each Selling Shareholder shall not be obligated to be subject to any non-competition, non-solicitation, investment restriction or other restrictive covenants of a similar nature as a condition to the proposed Transfer.

7.            Non-Exercise of Right of First Refusal and Right of Co-Sale.

7.1            If the Preferred Holders do not elect to purchase all of the Offered Ordinary Shares in accordance with Section 5, then, subject to the right of the Preferred Holders to exercise their rights to participate in the sale of Offered Ordinary Shares within the time periods specified in Section 6, the Ordinary Transferor shall have a period of one hundred and twenty (120) days from the expiration of the Preferred Holder Option Period in which to sell the remaining Offered Ordinary Shares that have not been taken up under Section 5 and after further deducting the number of Equity Securities elected to be sold by Selling Shareholders pursuant to Section 6, to the transferee identified in the Ordinary Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Ordinary Transfer Notice (subject to Section 6.5), so long as any such sale is effected in accordance with all applicable Laws. The Parties agree that each such transferee shall execute and deliver a deed of accession in substantially the form attached hereto as Exhibit B-1 to join in and be bound by the terms of this Agreement as the “Founder Party” (if not already a Party hereto) upon and after such Transfer.

7.2            In the event the Ordinary Transferor does not consummate the sale of such Offered Ordinary Shares to the transferee identified in the Ordinary Transfer Notice within such one hundred and twenty (120) day period, the rights of the Preferred Holders under Section 5 and Section 6, respectively, shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Ordinary Shares by the Ordinary Transferor until such rights lapse in accordance with the terms of this Agreement.

7.3            The exercise or non-exercise of the rights of the Preferred Holders under Section 5 and Section 6 to purchase Equity Securities from an Ordinary Transferor or participate in the sale of Equity Securities by an Ordinary Transferor (as the case may be) shall not adversely affect their rights to make subsequent purchases from the Ordinary Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Ordinary Transferor hereunder.

8.            Drag-Along Rights

8.1            Upon prior consent of more than two-thirds (2/3) of the Directors (which shall include the Founder and the Majority Preferred Directors), if any Preferred Holders (the “Drag Holders”) propose to Transfer fifty percent (50%) or more of the Equity Securities of the Company (whether by way of a share sale, merger, consolidation, reorganization, or sale of control of the Company or otherwise) (the “Drag-Along Sale”), to any Person (the “Offeror”), and such proposed Drag-Along Sale implies a valuation of the Group Companies that equals to RMB 3,030,000,000 and an amount that would enable the Series B+ Investors to achieve an internal rate of return of at least 20% in respect of its investment in the Series B+ Preferred Shares, the Drag Holders may, at their option, send a written notice (the “Drag Notice”) at least ten (10) Business Days prior to the Transfer of their Equity Securities of the Company to the Offeror to other Shareholders (the “Dragged Holders”) specifying:

(i)            the name of the proposed Offeror;

(ii)           the total number of Equity Securities to be purchased by the proposed Offeror;

(iii)          the consideration payable per Equity Security; and

(iv)          the other terms and conditions of the Transfer.

8.2            Upon receipt of a Drag Notice, each Dragged Holder shall:

(i)            sell, at the same time as the Drag Holders sell to the Offeror, in the Drag-Along Sale, such number of its Equity Securities of the Company equal to the total number of Equity Securities to be purchased by the proposed Offeror set forth in the Drag Notice multiplied by a fraction, the numerator of which is the number of Equity Securities held by the Dragged Holders (on a fully-diluted and as-converted basis) and the denominator of which is the total number of Equity Securities held by the Drag Holders and the Dragged Holders (on a fully-diluted and as-converted basis), on the same terms and conditions as the Drag Holders;

(ii)           vote all of its Equity Securities of the Company (a) in favor of such Drag-Along Sale, (b) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Drag-Along Sale, and (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Drag-Along Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the Shareholders (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting; for the avoidance of doubt, the transfer restrictions set forth in Section 4 shall not apply to any Transfer of Equity Securities of the Company to a proposed Offeror (or as it may direct) under this Section 8 in a Drag-Along Sale;

(iii)          not exercise any dissenters’ appraisal rights under applicable Law with respect to such Drag-Along Sale;

(iv)          take all necessary actions in connection with the consummation of such Drag-Along Sale as reasonably requested by the Drag Holders, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Drag-Along Sale, and the delivery, at the closing of such Drag-Along Sale involving a sale of Shares, of all certificates representing Shares held or controlled by such holder, duly endorsed for Transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates;

(v)           not deposit, except as provided in the Amended M&AA or this Agreement, any voting securities owned by such Shareholder in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquiring party in connection with a Drag-Along Sale; and

(vi)          restructure such Drag-Along Sale, as and if reasonably requested by the Drag Holders, as a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise.

8.3            In any such Drag-Along Sale, (i) each such Dragged Holder shall make customary representations and warranties regarding such holder’s title to and ownership of the Equity Securities which it is selling, due authorization, enforceability, no violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any Law applicable to such Dragged Holders or any material contract to which such Dragged Holder is a party or by which it is bound, obtaining all requisite consents in connection with the Drag-Along Sale, to the extent that such consents can be obtained without incurring significant expenses, (ii) each such Dragged Holder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Drag Holders’ reasonable and documented fees and expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (iii) each such Dragged Holder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification obligations that are part of the terms and conditions of such Drag-Along Sale (other than those that relate specifically to a particular holder, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of the Shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such holder). Notwithstanding the foregoing, (i) each Preferred Holder participating in such Drag-Along Sale shall not be required to give any representations, warranties or indemnities with respect to such Drag-Along Sale or with respect to the Group Companies, except for such warranty as to the ownership and title of the Equity Securities which it is selling in such Drag-Along Sale, and shall not be obligated to pay any amount with respect to any liabilities arising from the representations and warranties severally made by it in excess of the total amount of consideration received by such Preferred Holder in such Drag-Along Sale; and (ii) each Selling Shareholder shall not be obligated to be subject to any non-competition, non-solicitation, investment restriction, redemption obligation or other restrictive covenants of a similar nature as a condition to the Drag-Along Sale.

8.4            In the event that any such holder fails for any reason to take any of the foregoing actions after reasonable notice thereof, such holder hereby grants an irrevocable power of attorney and proxy to any Director approving the Drag-Along Sale to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof. None of the transfer restrictions set forth in this Agreement or in the other restriction agreements shall apply in connection with a Drag-Along Sale, notwithstanding anything contained to the contrary herein and therein.

9.            Exempt Transfers.

Subject to the requirements of applicable Laws, the restrictions under Section 4 and the Right of First Refusal and Right of Co-Sale under Section 5 and Section 6 shall not apply to (a) any sale of Equity Securities of the Company to the public in a Qualified IPO or any IPO approved in accordance with this Agreement and the Amended M&AA; (b) any Transfer of Class A Ordinary Shares to the Company from any employee or consultant of any Group Company at the price and terms set out in the ESOP already approved by the Board pursuant to this Agreement and the Amended M&AA; and (c) Transfer of any Equity Securities of the Company now or hereinafter directly or indirectly held by the Founder Parties which in aggregate represents no more than 7,441,601 Class B Ordinary Shares to any third party and taking into account all of the Equity Securities of the Company Transferred by the Founder or his Founder Holdco, through one or a series of transactions; provided that such Transfer is effected in compliance with all applicable Laws and that the transferee is not a Competitor. The purchaser shall execute and deliver a deed of accession in substantially the form attached hereto as Exhibit B-1 to join in and be bound by the terms of this Agreement (if not already a Party).

Notwithstanding anything to the contrary in this Agreement but subject to Section 5(5)(v) of Schedule A in the Amended M&AA, with regard to the next round of bona fide preferred equity financing of the Company immediately following the transaction contemplated in the Purchase Agreement, the Founder shall have the right, in his sole discretion, (i) to increase the authorized or issued share capital of the Company or to create, authorize, issue or sell any Equity Securities of the Company, (ii) to select and designate one or more lead investors, and (iii) to determine the number of Equity Securities to be issued and the allocation among the investors participating in such preferred equity financing. Each holder of voting securities of the Company hereby undertakes to take all measures necessary to effect the foregoing, including but not limited to voting (and procure the Director appointed by such holder of voting securities of the Company to vote) in support of the foregoing, and signing (and procure the Director appointed by such holder of voting securities of the Company to sign) all documents with regard to the foregoing. For the avoidance of doubt, the Preemptive Right under Section 3 and Protective Provisions under Section 12.1(i)-(ii) shall not apply to the next round of bona fide preferred equity financing of the Company in the foregoing sentence.

10.          Information Right and Inspection Right.

10.1  Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Share is issued and outstanding (for the avoidance of doubt, assuming that all Warrants have been exercised in whole and all reserved Preferred Shares pursuant to such Warrants for issuance as issued and outstanding), the Group Companies shall, and the Founder Parties shall cause the Group Companies to, deliver to each Preferred Holder:

(i)            within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Group Companies as of the end of the fiscal year, audited and certified by the Auditor prepared in accordance with the Accounting Standards consistently applied throughout the period;

(ii)            within thirty (30) days of the end of each of the fiscal quarters, an unaudited consolidated income statement and statement of cash flows for such quarter and an unaudited consolidated balance sheet for the Group Companies as of the end of such quarter, all prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes);

(iii)          within twenty-one (21) days of the end of each month, an unaudited consolidated income statement and statement of cash flows for such month and an unaudited consolidated balance sheet for the Group Companies as of the end of such month, all prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes);

(iv)          at least thirty (30) days prior to the end of each fiscal year, an annual consolidated budget of the Group Companies for the next fiscal year;

(v)           upon written request from any Preferred Holder, current versions of investment documents and all documents relating to any subsequent financings by the Group Companies, the management of the Group Companies or otherwise affecting any Preferred Shares; and

(vi)          any information with respect to any Group Company as reasonably requested by any Preferred Holder from time to time.

10.2  Each of the Group Companies acknowledges and agrees (and the Founder shall cause the Group Companies to acknowledge and agree) that each Preferred Holder shall have the following rights: (i) the right to inspect the books and records (including financial books and records and accounting vouchers) of any Group Company; (ii) the right to inspect the office, working place, properties, equipment, stock in trade and facilities of any Group Company; (iii) the right to discuss the business, operations and management and other matters of any Group Company with their respective directors, officers, employees, accountants, auditors, financial advisors, legal counsels and investment bankers, and (iv) the right to conduct an audit of the Group Companies by such Preferred Holder’s internal audit team or outside auditor at its own cost no more than two (2) times in any twelve-month period, provided that, in each of the foregoing cases, such inspection is conducted during regular working hours without disrupting the normal business of the relevant Group Companies and a written or oral notice shall be given to the relevant Group Companies at least two (2) days prior to such inspection. The Founder and the Company shall promptly notify the Investors of any material change of the Group Companies.

10.3  Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of a Qualified IPO or any IPO as duly approved under this Agreement and the Amended M&AA.

11.          Corporate Governance.

11.1  Shareholders’ Meeting.

From and after the Effective Date, each Shareholder shall vote its Shares at any regular or special meeting of Shareholders (a “Shareholders’ Meeting”), and shall take and procure the Company to take, all other actions necessary, to give effect to the provisions of this Agreement and each other Transaction Documents and to ensure the inclusion in the Amended M&AA of the rights and privileges of the Shareholders included in this Agreement and other Transaction Documents.

Subject to the provisions of the Amended M&AA, at all general meetings of the Company: (i) each holder of the Class B Ordinary Shares shall have ten (10) votes in respect of each Class B Ordinary Share held, (ii) each holder of the Class A Ordinary Shares shall have one (1) vote in respect of each Class A Ordinary Share held, and (iii) each holder of the Preferred Shares shall be entitled to exercising the number of votes which such holder would have been entitled to exercise as if all the Preferred Shares held by such holder had been converted into Class A Ordinary Shares immediately before the holding of the general meeting and the passing of relevant written resolutions (as the case may be) at the Applicable Conversion Price (as defined in the Amended M&AA) then in effect.

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof. In no event shall the Class A Ordinary Shares or the Preferred Shares be convertible into Class B Ordinary Shares. Upon any transfer of Class B Ordinary Shares by a holder thereof to any Person (other than any Person wholly owned by such holder), such Class B Ordinary Shares shall be automatically and immediately converted into the equal number of Class A Ordinary shares. In addition, if at any time, the Founder and his Affiliates collectively own less than 5% of the total number of Shares in the capital of the Company issued and outstanding, the Class B Ordinary Shares then in issue shall automatically and immediately convert into Class A Ordinary Shares and no Class B Ordinary Shares shall be issued by the Company thereafter. In no event shall Class B Ordinary shares be issued to any Person other than the Founder or any Person wholly owned by the Founder. The Company shall give effect to any conversion of Class B Ordinary Shares pursuant to this Section 11.1 by (A) a re-designation and reclassification of such Class B Ordinary Shares into Class A Ordinary Shares; (B) a repurchase of the Class B Ordinary Shares being converted and the issue of the appropriate number of Class A Ordinary Shares into which such Class B Ordinary Shares are to be converted (and for this purpose the Directors shall have the authority to effect such repurchase and issue of Shares in such manner as they consider appropriate, including payment out of capital; or (C) such other methods as may be permitted by law from time to time as the Directors think fit.

11.2  Board of Directors.

Upon and after the Effective Date, the Company shall have a Board consisting of up to seven (7) Directors. (a) the Founder Holdco shall have the right to designate, appoint, remove, replace and reappoint four (4) Directors on the Board (each, an “Ordinary Director”, and collectively, the “Ordinary Directors”), (b) XVC shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board (the “XVC Director”), (c) for so long as FOSUN holds no less than five percent (5%) of the shares of the Company on a fully diluted basis, FOSUN shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board (the “FOSUN Director”), and (d) for so long as ROTHSFORTUNE holds no less than five percent (5%) of the shares of the Company on a fully diluted basis, ROTHSFORTUNE shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board (the “ROTHSFORTUNE Director”, collectively with XVC Director and FOSUN Director, the “Preferred Directors”).

11.3  Voting Agreements.

(i)            With respect to each election of Directors, each holder of voting securities of the Company shall vote at each meeting of Shareholders, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (a) to keep the authorized size of the Board at up to seven (7) Directors, (b) to cause the appointment or re-appointment as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 11.2; and (c) against any nominees not designated pursuant to Section 11.2.

(ii)            Any Director designated pursuant to Section 11.2 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 11.2, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the Shareholders (and given written consents in lieu thereof) in support of the foregoing.

11.4  Quorum. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other communications equipment which allows all participants in the meeting to speak to and hear each other simultaneously in accordance with the Amended M&AA) more than fifty percent (50%) of Directors of the Company then in office, provided that such Directors shall include the Majority Preferred Directors and the Founder, and the Parties shall cause the foregoing to be the quorum requirements for the Board.

11.5  Alternates. Subject to applicable Laws and the Amended M&AA, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall only be permitted to attend all Board meetings and vote on behalf of the Director for whom she or he is serving as an alternate.

11.6  Board Observer. FOSUN or ROTHSFORTUNE shall have the right to appoint one (1) observer to the Board of Directors to attend Board meetings of the Company in a non-voting observer capacity, if FOSUN or ROTHSFORTUNE is no longer entitled to appoint a director of the Company pursuant to Section 11.2. Coatue shall have the right to appoint one (1) observer to the Board of Directors to attend Board meetings of the Company in a non-voting observer capacity. Consistent with this right, the Company shall provide each observer notice of any such Board meetings, as well as copies of all minutes, consents and other materials provided to Directors, in each case, at the same time and in the same manner as given or provided to such Directors.

11.7  Preferred Director Indemnification. Each Preferred Director shall be entitled to the rights of indemnification provided in this Section 11.7 if, by reason of his corporate status, such Preferred Director is, or is threatened to be made, a party to or participant in any proceeding other than a proceeding by or in the right of the Company. Pursuant to this Section 11.7, each Preferred Director shall be indemnified against all expenses, judgments, penalties, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by such Preferred Director, or on such Preferred Director’s behalf, in connection with such proceeding or any claim, issue or matter therein, if such Preferred Director acted in good faith and in a manner such Preferred Director reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe such Preferred Director’s conduct was unlawful.

11.8  Matters in relation to Other Group Companies.

(i)            The Shareholders shall cause their nominees on the boards of directors of the other Group Companies to vote in the manner determined by the Shareholders or the Board (to the extent such matter shall be determined by the Shareholders or the Board pursuant to this Agreement, as the case maybe) and shall cause any director who fails to vote in such manner to be removed.

(ii)            It is further agreed that the board of directors of any Group Company and, to the extent legally and commercially feasible and at the request of the Investors, the Subsidiaries of the Company (including in the event that the Company shall form or acquire any new Subsidiaries) shall have same board composition with the Company as determined in accordance with this agreement, and the provisions in this Section 11 shall apply mutatis mutandis to the board of directors of each Group Company. The Parties hereof shall, and cause each other Party to, procure that such nominee(s) are appointed to the relevant board of director.

12.          Protective Provisions.

12.1  Matters Requiring Approval of the Majority Holders. In addition to such other limitations as may be provided in the Shareholders Agreement, the Amended M&AA and any applicable Law, none of the Group Companies shall take, and the Company and the Founder Parties shall ensure that no Group Company or director, committee, committee member, officer, employee, agent or representative of such Group Company may take, any of the following actions (or otherwise have any act or omission that may have the effect of any such actions, and whether in a single transaction or a series of related transactions) with respect to such Group Company without the prior written approval of the Majority Holders (including the affirmative vote of at least one Preferred Holder):

(i)            except for the Qualified IPO or any IPO as duly approved under this Agreement and the Amended M&AA, any action that increases, reduces or cancels the authorized or issued share capital of any Group Company or any other action that has the effect of diluting or reducing the effective shareholding of any Preferred Holder in any Group Company, other than the repurchase or redemption of the Shares held by the Preferred Holders pursuant to Section 14;

(ii)            except for the Qualified IPO or any IPO as duly approved under this Agreement and the Amended M&AA and certain exceptions of the issuance of any New Securities set forth in Section 3.3 (i)-(viii), any action that creates, authorizes, issues or sells (A) any class or series of Equity Securities having rights, preferences, privileges or powers superior to or on a parity with any Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or any Equity Securities convertible into, exchangeable for, or exercisable into any Equity Securities having rights, preferences, privileges or powers superior to or on a parity with any Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise, (B) any additional Preferred Shares, (C) any other Equity Securities of the Company;

(iii)           any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of any series or class of Preferred Shares;

(iv)          any repurchase, redemption or retirements of any Equity Security of any Group Company other than (a) the repurchase or redemption of the Shares held by the Preferred Holders pursuant to the Purchase Agreement, this Agreement and the Amended M&AA and (b) the repurchase or redemption of the Shares held by an employee or consultant of any Group Company at the price and terms set out in the ESOP duly approved by the Board pursuant to this Agreement and the Amended M&AA;

(v)           any Deemed Liquidation Event;

(vi)          any approval of any proceeding seeking (x) to adjudicate it as bankrupt or insolvent, (y) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (z) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(vii)         any amendment or modification to the Amended M&AA and Charter Documents of (A) the Company, (B) the Domestic Company, or (C) any other Group Company whose annual revenues account for more than 5% of the total revenue of all Group Companies in the previous fiscal year;

(viii)        any IPO that is not a Qualified IPO;

(ix)           any profit distribution plan or loss recovery plan, or any declaration or payment of a dividend or other distributions (including cash, security, property or other assets) on any shares of any Group Company other than the distribution to existing shareholders as of January 31, 2021 regarding retained profits as of January 31, 2021;

(x)            adoption or amendment of any annual budget, final account, business policy, or investment plan;

(xi)           any change of the size, composition, method of election, term of office, decision-making matters, or remuneration of any Director of the Board of the Company other than changes pursuant to and in compliance with this Agreement and the Amended MAA;

(xii)          any transaction (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party or any shareholder, director, senior management or employees of the Affiliate of any Group Companies (together with the Related Party, the “Related Entities”) in excess of RMB10,000,000, other than any transaction between or among the Group Companies or any transaction incurred in the ordinary course of business of the Company consistent with past practice; or any approval, adjustment or amendment of any term of related party agreements involving the Group Companies in excess of RMB10,000,000, including, but not limited to, providing, directly or indirectly, any loan or advance to any Related Entity, or any guarantee, indemnity or assurance to the liabilities of any Related Entity (except for the payment of salary, subsidy or bonus awards normally paid to directors, senior management and employees of the Group Companies in accordance with the standard determined prior to the date of this Agreement);

(xiii)          the cessation of Business; the engagement by the Group Companies taken as a whole in a new type of business materially or substantially different from the Business or any material or substantial change to the strategic direction or business operation of the Group Companies;

(xiv)         any other action which may have material adverse effect against the Preferred Holders’ rights, preferences, privileges or interests; or

(xv)          any action by a Group Company to authorize, approve any of the above actions.

12.2  Matters Requiring Approval of Directors (including the affirmative vote of the Founder and at least one Preferred Director). Notwithstanding anything to the contrary in this Agreement or the Amended M&AA and in addition to such other limitations as may be provided in the Amended M&AA and any applicable Law, none of the Group Companies shall take, and the Company and the Founder Parties shall ensure that no Group Company may take, any of the following actions (or otherwise have any act or omission that may have the effect of any such actions, and whether in a single transaction or a series of related transactions) with respect to such Group Company without the affirmative vote of more than a half (1/2) of the Directors (including the affirmative vote of the Founder and at least one Preferred Director):

(i)             any adoption or amendment of the ESOP or grant of options under the ESOP, any adoption, amendment, implementation or termination of any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(ii)            other than those incurred in the ordinary course of business of the Company consistent with past practice, any license or transfer of any Intellectual Property of the Company;

(iii)           any following transactions (whether in a single transaction or a series of related transactions):

(A)	any purchase, sale, or transfer of assets or business in excess of RMB30,000,000 or Equity Securities of any Group Company in excess of RMB30,000,000 unless otherwise permitted under the Transaction Documents;

(B)	other than those incurred in the ordinary course of business of the Company consistent with past practice, any security for the Founder, Shareholders, member of key management team, employee and their respective Related Parties, or loans to the aforementioned parties in excess of RMB1,000,000 individually or RMB5,000,000 in aggregate in twelve (12) consecutive months;

(C)	any loan or security to any third party (other than parties set forth in Section 12.2.(iii)(B)) in excess of RMB5,000,000 individually or RMB20,000,000 in aggregate;

(D)	other than those incurred in the ordinary course of business of the Company consistent with past practice, incurrence of any debt or other financial obligations in excess of RMB5,000,000;

(E)	any equity investment in any entity (other than a Group Company) involving an amount in excess of RMB15,000,000 individually, or any disposal of the equity investment of any Group Company;

(F)	other than those incurred in the ordinary course of business of the Company consistent with past practice, any transactions in excess of RMB5,000,000 in aggregate in twelve (12) consecutive months.

(iv)          the incurrence of any Lien on any part of the assets (including any Intellectual Property assets) of any Group Company (except among Group Companies);

(v)           appointment and change of Chief Executive Officer (CEO) of the Company;

(vi)          appointment and change of auditors of the Company and any material change in the accounting policies of any Group Company;

(vii)         approval of any increase of the compensations to employee whose aggregate annual compensations exceed RMB1,000,000 (for the avoidance of doubt, the aforementioned “compensations” shall exclude commission, bonus, and equity interest);

(viii)        any initial digital currency issuance or similar transaction in relation to any Group Company, any Founder Party, or the assets, Business, Intellectual Property, technology, investor information of any Group Company;

(ix)           any settlement of any material litigation or arbitration in excess of RMB10,000,000 involving any Group Company; or

(x)            any action by a Group Company to authorize or approve any of the above actions.

12.3  Where any Special Resolution (as defined in the Amended M&AA) is proposed or voted upon to approve or authorize any of the matters set forth in Section 12.1, and such matter has not received the consent from the Majority Holders in accordance with Section 12.1, then the Shares held by the holders who voted against such Special Resolution shall, in respect of such Special Resolution, have in aggregate the number of votes which is equal to (a) the aggregate number of votes of all Shareholders who vote for the resolution, plus (b) one.

13.          Share Incentive Plan. The Company has reserved 12,510,151 Class A Ordinary Shares, for the issuance to officers, directors, employees and consultants of the Group Companies pursuant to the Company’s existing share incentive plan adopted as of December 31, 2021 (as amended) (the “ESOP”). The ESOP of the Company shall substantially comply with the following principles: all shares and options granted by the Company under the ESOP to the employees, directors or consultants of the Group Companies shall be subject to a four-year vesting schedule, among which 25% of the shares or options shall be vested upon the first anniversary of the date of grant of such shares or options, and the remaining shares and options shall be vested in equal yearly installments over the following three (3) years so long as the employee or consultant who holds the option provides continuous service to the Group Companies. The unvested options shall be subject to a repurchase option of the Company, which shall provide that, upon termination of employment or service with or without cause, the Company may repurchase any unvested options held by the relevant holder. In addition, the Company’s employee option pool shall not be further increased unless approved by the Board in accordance with this Agreement. Without the affirmative votes of more than two-thirds (2/3) of the Directors (including the affirmative vote of at least one Preferred Director), the Company shall not grant any Shares or options to the Founder through Employee Holdcos or other similar means.

14.          Redemption Rights.

14.1  Subject to the provisions of Section 17.25, at any time after the date (the “Redemption Start Date”) on which one of the following events (collectively, the “Redemption Events”, each a “Redemption Event”) occurs (whichever is the earliest), each relevant Preferred Holder (the “Redeeming Shareholder”) shall have the right to require the Company and/or the Founder Parties (the “Redemption Obligator” or “Redemption Obligators”) to redeem, jointly and severally, all or part of the issued and outstanding Preferred Shares (for the avoidance of doubt, assuming that all Warrants have been exercised in whole and all reserved Preferred Shares pursuant to such Warrants for issuance as issued and outstanding) held by such Preferred Holder (the “Redeeming Shares”) in cash out of funds legally available therefor (the “Redemption”):

(i)            a Qualified IPO or any IPO as duly approved under this Agreement and the Amended M&AA has not been consummated on or prior to December 28, 2027;

(ii)            an Event of Material Non-Compliance which has not been cured within three (3) months upon receipt of the written notice from any Redeeming Shareholder (for the purpose of this Section 14.1, an “Event of Material Non-Compliance” shall mean any breach or violation by the Group Companies or the Founder Parties of any representations, warranties or covenants of the Transaction Documents, including but not limited to the breach of full devotion and non-compete obligation, resulting in a Material Adverse Effect on the Group Companies);

(iii)          any Group Company or Founder Party is in violation of any applicable Laws, or has been convicted of fraud, wilful misconduct or other intentional inappropriate acts, resulting in a Material Adverse Effect on the Group Companies or any Investors;

(iv)          in the case of any Series B+ Investor and with respect to the Series B+ Preferred Shares held by such Series B+ Investor only, the Restructuring has not been consummated on or prior to 31 December 2023;

(v)           any other Shareholder (which, for the avoidance of doubt, includes any subsequent shareholders following the Closing) requests any Redemption Obligator to redeem its Shares pursuant to the terms and the conditions hereunder or other instrument entitling them to such right of Redemption, provided that if any Series B+ Investor exercises its redemption in accordance with Section 14.1(iv) above, then other Preferred Holders (other than the Series B+ Investors) agree to waive their rights under this Section 14.1(v).

14.2  Redemption Price. The redeeming price for each Preferred Share (the “Redemption Price”) for Redeeming Shareholder is entitled to shall be the price calculated by the following formula:

PP x (1 + 12%N) + D, where

PP = the then Applicable Issue Price paid by such Redeeming Shareholder;

N = a fraction that the numerator of which is the number of calendar days between the date on which the Applicable Issue Price for the Redeeming Share is paid to the Company and the date on which such Redemption Price is paid by the Redemption Obligator and the denominator of which is 365; For the avoidance of doubt, with respect to the Series A Preferred Shares, the date on which the Applicable Issue Price for such Redeeming Share is paid shall be determined in accordance with the Series A Investment Agreements; with respect to the Series B Preferred Shares, the date on which the Applicable Issue Price for such Redeeming Share is paid shall be determined in accordance with the Series B Investment Agreement and the Transfer Agreement; with respect to the Series B+ Preferred Shares, the date on which the Applicable Issue Price for such Redeeming Share is paid shall be the applicable Closing Date in accordance with the Purchase Agreement;

D = all declared but unpaid dividends to such Redeeming Shareholder up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

Particularly, the Redemption Price for Series B+ Investors (“Series B+ Redemption Price”), the Redemption Price for Series B Investors (“Series B Redemption Price”) and the Redemption Price for Series A Investors (“Series A Redemption Price”) shall be the price calculated by the following formula:

Series B+ Redemption Price = Series B+ Issue Price×(1 + 12%N) + D;

Series B Redemption Price = Series B Issue Price×(1 + 12%N) + D;

Series A Redemption Price = Series A Issue Price×(1 + 12%N) + D.

14.3  In the event that a Preferred Holder is entitled to exercise the redemption rights pursuant to this Section 14.3, such Preferred Holder shall deliver to the Redemption Obligators a written notice (a “Redemption Notice”) of the election by such Preferred Holder to exercise its redemption rights under this Section 14.3 (the date of delivery of such Redemption Notice being the “Redemption Notice Date”), which shall include (i) the amount of the Redeeming Shares, and (ii) the corresponding Redemption Price. Upon receipt of such Redemption Notice, the Redemption Obligators shall, within seven (7) Business Days after receipt of the Redemption Notice, give a written notice of the redemption request to each non-requesting Preferred Holder, stating the existence of such request, the applicable Redemption Price, the anticipated Redemption Closing Date, and the mechanics of redemption. Each such non-requesting Preferred Holder may also elect to require the Redemption Obligators to redeem all or any part of the Preferred Shares held by it by delivering a separate redemption notice to the Redemption Obligators within ten (10) Business Days of the receipt of such written notice from the Redemption Obligators (the “Redemption Election Period”). Each redemption of the Preferred Shares pursuant to Section 14.1 and Section 14.2 shall have its closing on a date no later than one hundred (100) days after the Business Day immediately after the expiry of seventeen (17) Business Days after the date of receipt by the Redemption Obligators of the Redemption Notice (such closing date, the “Redemption Closing Date”).

14.4  Upon the Redemption Closing Date, each redeeming Preferred Holder shall surrender its certificate or certificates representing such Preferred Shares to be redeemed to the Company at the Registered Office of the Redemption Obligators, and immediately thereupon on the same date the Company shall pay such applicable Redemption Price to the order of the Person whose name appears on such certificate or certificates as the owner of such Preferred Shares and each such certificate shall be cancelled and appropriate entries shall be made upon the Company’s Register of Members. Subject to Section 14.5 below, upon cancellation of the Preferred Shares, all dividends on such Preferred Shares designated for redemption on the Redemption Closing Date shall cease to accrue and all rights of the holders thereof, except the right to receive the respective Redemption Price thereof, shall cease and terminate.

14.5  To the extent permitted by the applicable laws, the Redemption Obligators shall procure that the profits of each of the Group Companies for the time being available for distribution shall be paid to it by way of dividend and/or other distribution if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to this Section 14.

14.6  If on the Redemption Closing Date, the number of Preferred Shares that may then be redeemed by the Redemption Obligators is less than the number of such Preferred Shares that are requested to be redeemed on that day pursuant to this Section 14, or if the funds of the Redemption Obligators legally available for redemption of the Preferred Shares on the Redemption Closing Date are insufficient to redeem the total number of the Preferred Shares that are requested to be redeemed on such date, those funds which are legally available shall be used to pay to redeem first all Series B+ Preferred Shares requested to be redeemed in proportion to the full Series B+ Redemption Price to which the holders of the Series B+ Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon. After payment of Series B+ Redemption Price in full, the remaining funds legally available shall be used to redeem the Series B Preferred Shares requested to be redeemed in proportion to the full Series B Redemption Price to which the holders of the Series B Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon. After payment of Series B+ Redemption Price and Series B Redemption Price in full, the remaining funds of the Redemption Obligators legally available shall be used to redeem the Series A Preferred Shares and Series A Preferred Shares requested to be redeemed in proportion to the full Series A Redemption Price which the holders of the Series A Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon.

14.7  The holders of Preferred Shares shall receive their respective Redemption Price payment in priority and preference to any holder of Ordinary Shares or other third party. The remaining Redemption Shares to be redeemed or repurchased shall be redeemed or repurchased as soon as the Redemption Obligators have legally available funds to do so, and the remaining Redemption Price to be redeemed shall be the Applicable Issue Price and an annual internal compounded rate of return of twelve percent (12%) from the Redemption Closing. Without limiting any rights of the redeeming Preferred Holder set forth in this Agreement, or are otherwise available under the applicable Laws, the balance of any Preferred Shares subject to redemption hereunder with respect to which the Redemption Obligators have become obligated to pay the applicable Redemption Price but which it has not paid in full, shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Preferred Shares had prior to the Redemption Closing Date, until the applicable Redemption Price and all other redemption payments (including without limitation any dividend and other distribution, if any) accrued after the Redemption Closing Date have been paid in full with respect to such Preferred Shares.

14.8  Notwithstanding any other provisions of this Agreement, if the Redemption Obligators fail to redeem in full all Preferred Shares held by the Redeeming Shareholders under Section 14.1 and Section 14.2, the directors of each of the Group Companies nominated by the holders of the Preferred Shares shall have the full authority (to the exclusion of the other directors of such Group Company) to direct such Group Company to (i) approve and promptly implement the sale of all or any of its assets or any other transaction and distribute all such proceeds to the Group Company which Controls it, (ii) distribute, or cause the distribution of, the proceeds of such sale to the Company, and (iii) direct the Company to redeem in full all Preferred Shares held by the redeeming holders under Section 14.1 and Section 14.2 and pay in full the applicable Redemption Price and all other redemption payments (including without limitation any dividend and other distribution, if any) accrued after the Redemption Closing Date and which are payable to the redeeming holders under Section 14.4.

14.9  With respect to the Company’s obligations set forth in this Section 14 arising out of or in connection with any Redemption Event, the Founder Parties shall be jointly and severally liable with the Company. The Company and the Founder Parties shall take any and all action necessary or appropriate to effect the redemption rights set forth in this Section 14. Each Shareholder shall take such actions as may be necessary or desirable to give effect to this provision.

15.          Liquidation Rights.

15.1  Liquidation Preferences. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all assets and funds of the Group Companies legally available for distribution to the Preferred Holders (after satisfaction of all creditors’ claims and claims that may be preferred by Law) shall be distributed to such holders as follows:

The Preferred Holder shall be entitled to receive for each Preferred Share, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to any holder of the Ordinary Shares, the higher of (i) an amount equal to 100% of the Applicable Issue Price, plus the dividends that have been declared but not yet been paid up; and (ii) such amount per share as would have been payable in respect of the Ordinary Shares into which such Preferred Share is convertible had all Preferred Shares been converted into Ordinary Shares immediately prior to the liquidation, dissolution, winding up or Deemed Liquidation Event(with respect to each such holder, its “Preference Amount”). If the assets and funds thus distributed among the Preferred Holders shall be insufficient to permit the payment to such holders of the full Preference Amount for all Preferred Shares, then the entire assets and funds of the Group Companies legally available for distribution shall be distributed ratably among the Preferred Holders in proportion to the aggregate amount of the Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 15.1. If there are any assets or funds remaining after full payment of the Preference Amount, the remaining assets and funds of the Company available for distribution to the Shareholders shall be distributed ratably among the Shareholders other than the Preferred Holders according to the relative number of Ordinary Shares held by such Shareholder.

15.2  Deemed Liquidation. A Deemed Liquidation Event shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of Section 15.1, and any proceeds, whether in cash or properties and whether obtained by the Company or any Shareholder, resulting from a Deemed Liquidation Event shall be distributed in accordance with the terms of Section 15.1.

15.3  Valuation of Properties. If, after having obtained the prior written approval of the Majority Preferred Holders, the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company pursuant to Section 15.1. or pursuant to a Deemed Liquidation Event of the Company pursuant to Section 15.2, the value of the assets to be distributed to the Shareholders shall be determined in good faith by the Board; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)	If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending three (3) Business Days prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board; provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board (which shall include the approval of all of the Preferred Directors).

Notwithstanding the foregoing, the Majority Preferred Holders shall have the right to challenge any determination by the Board of value pursuant to this Section 15.3, in which case the determination of value shall be made by an independent appraiser selected jointly by the Board and the Majority Preferred Holders, with the cost of such appraisal to be borne by the Company.

15.4  Notices. In the event that the Company shall propose at any time to consummate a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, then, in connection with each such event, subject to any necessary approval required in the Statute and this Agreement (including Section 15.1), the Company shall send to the Preferred Holders at least twenty (20) Business Days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the Majority Preferred Holders.

15.5  Enforcement. In the event the requirements of this Section 15 are not complied with, the Company shall forthwith either (i) cause the closing of the applicable transaction to be postponed until such time as the requirements of this Section 15 have been complied with, or (ii) cancel such transaction.

16.          Additional Covenants.

16.1  Full Devotion and Non-compete.

(i)            Unless otherwise approved by the Majority Preferred Holders, (a) the Founder shall devote his full time and attention to the Business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies for the period until one (1) year after the occurrence of the Qualified IPO of the Group Companies or any IPO as duly approved under this Agreement and the Amended M&AA, and (b) so long as the Founder is a Shareholder (directly or indirectly), a director, officer or employee of a Group Company and for two (2) years after the later of: (1) the Founder is no longer a direct or indirect Shareholder, or (2) the Founder is no longer a director, officer and employee of a Group Company, the Founder shall not, and shall cause his Affiliate not to, directly or indirectly, (i) carry on, own, manage, engage in, operate, Control, work for, render services for, assist in, consult with, maintain any interest in (proprietary, financial or otherwise), or participate in the ownership, management, operation or Control of, any business, whether in corporate, proprietorship or partnership form or otherwise, whether as shareholder, director, employee, consultant, partner or agent, that competes with the Business of the Group Companies; (ii) solicit in any manner any Person who is or has been at any time a customer of any Group Company for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit in any manner any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, (iii) solicit or entice away or endeavor to solicit or entice away in any manner any director, officer, consultant or employee of any Group Company; or (iv) any detrimental disclosure or use any information related to the Business, accounting, financial, transaction or intellectual property of any Group Company or any trade secret or Confidential Information related to any Group Company. The Founder expressly agrees that the limitations set forth in this Section 16.1(i) are reasonably tailored and reasonably necessary in light of the circumstances and warrants and undertakes to the Preferred Holders that he shall not challenge or query the validity and enforceability of undertakings contained in this Section 16.1(i). Furthermore, if any provision of this Section 16.1(i) is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section 16.1(i) will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section 16.1(i) shall be enforceable by each Group Company and each Preferred Holder separately and independently of the right of the other Group Companies and the other Preferred Holders.

(ii)            The Group Companies and the Founder shall procure any employee or consultant of the Group Companies (other than the Preferred Directors), who becomes the shareholder of the Company or the Employee Holdcos after the Effective Date, to enter into legal documents which require the employee to comply with the undertakings contained in Section 16.1(i).

(iii)           The Company and the Founder shall procure the senior management and the Key Employees of the Company to enter into labor contracts or other legal documents which contain non-disclosure clause and the undertakings contained in Section 16.1(i).

(iv)          Prior to the earlier of (a) December 28, 2027, or (b) the occurrence of the Qualified IPO of the Group Companies or any IPO as duly approved under this Agreement and the Amended M&AA, if the Founder violates his non-competition obligations as provided hereinabove, each Investor has the right (but not the obligation) to acquire up to the same shareholding percentage (as in the Company) in any such competing onshore or offshore entities established by the Founder Parties or their Affiliate(s) at nil cost. The Group Companies and the Founder shall take all necessary actions, and execute and deliver all necessary documents to enable such Investor to be registered as the shareholder of such new entities.

16.2 Anti-Bribery. The Company shall not, and the Company shall procure that none of the Group Companies nor any director, officer, agent, employee, Affiliate or any other Person acting for or on behalf of the foregoing (individually and collectively, a “Relevant Affiliate”), shall take any action, directly or indirectly, that would result in a violation of or has violated the U.S. Foreign Corrupt Practices Act, as amended, the United Kingdom Bribery Act, as amended, the Criminal Law of China, the PRC Anti-Unfair Competition Law, the Provisional Regulations on Anti-Commercial Bribery, any other applicable anti-bribery or anti-corruption laws, including, without limitation, using any funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic government official or employee, nor permit any Relevant Affiliate to offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of anything of value, to any officer, employee or any other Person for any Governmental Authority or any enterprise owned or controlled by a Government Authority, as defined below, to any political party or official thereof or to any candidate for political office, or any officer or employee of a public international organization (individually and collectively, a “Government Official”) or to any Person under circumstances where such Relevant Affiliate knows, has reason to believe, or is aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)             influencing any act or decision of such Government Official in his official capacity;

(ii)            inducing such Government Official to do or omit to do any act in relation to his lawful duty;

(iii)           securing any improper advantage; or

(iv)           inducing such Government Official to influence or affect any act or decision of any Governmental Authority,

in order to assist any Group Company in obtaining or retaining business for or with, or directing business to any Group Company or in connection with receiving any approval of the transactions contemplated under the Transaction Documents, nor shall any Relevant Affiliate accept anything of value for any of the purposes listed in subsections (i) through (iv) of this Section 16.2.

16.3          Anti-Money Laundering. The Company shall and shall procure each Group Company to conduct the operations of each Group Company at all times in compliance with all applicable anti-money laundering statutes and Laws of all jurisdictions, including, without limitation, all PRC, Hong Kong and U.S. anti-money laundering Laws, rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.

16.4          Use of Funds.

(i)             The Company shall and shall procure that none of the Group Companies will directly or indirectly use any funds, or lend, contribute or otherwise make available such funds to any subsidiary, joint venture partner or other Person for the purpose of funding or facilitating any activities or business of or with any Sanctions Target, or for the purpose of funding any operations or financing any investments in, or make any payments to, any Sanctions Target.

(ii)            The Company shall and shall procure that the use of funds will be in compliance with and will not result in the breach by (a) any Group Company, (b) any Shareholder or (c) officer, employee, director, agent, Affiliate or person acting on behalf of a Group Company or a Shareholder of any of the Sanctions Laws and Regulations; and the Company further covenants not to engage, directly or indirectly, in any other activities that would result in a violation of any of the Sanctions Laws and Regulations by any Person, including any Person participating in the transactions contemplated herein.

16.5          Confidentiality and Non-Disclosure.

(i)             Confidential Information. The terms and conditions of the Transaction Documents and all exhibits, restatements and amendments hereto and thereto, including their existence and any proprietary information of the Group Companies (including information received by any Shareholder pursuant to Section 10, collectively, the “Confidential Information”), shall be considered Confidential Information and shall not be disclosed by any of the Parties to any other Person except as permitted in accordance with the provisions set forth below. The obligations under this Section 16.5 shall survive the termination of this Agreement.

(ii)            Permitted Disclosure. Notwithstanding the foregoing, (a) the Company may disclose the existence or content of any of the Confidential Information to its Affiliates, and their respective current or bona fide prospective investors, directors, officers, employees, shareholders, partners, investment bankers, lenders, hedge counterparties, agents, trustees, arrangers, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; (b) each Investor (and its fund manager) may, without disclosing the identities of the other shareholders or the financing terms of their respective investments in the Company without such other Shareholder’s or the Company’s consent, disclose such Investor’s investment in the Company to other Persons or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark (without requiring the Company’s further consent), and if it does so, the other Parties shall have the right to disclose to other Persons any such information disclosed in a press release or other public announcement by such Investor; (c) each Investor may disclose the existence or content of any of the Confidential Information to its current or bona fide prospective partners, co-investors and financing sources or transferees, Affiliates and its and their respective employees, officers, directors, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information as such Investor deems appropriate and in each case only where such Persons are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; and (d) each Investor may disclose the existence or content of any of the financing terms for fund and inter-fund reporting purposes and any information contained in press releases or public announcements of the Company pursuant to Section 16.5(ii), and (e) any Party may disclose the Confidential Information to any Person to which disclosure is approved in writing by the Party providing the Confidential Information. Any Party may also provide disclosure in order to comply with applicable Laws, as set forth in Section 16.5(iii) below;

(iii)            Legally Compelled Disclosure. If any Party is requested or becomes legally compelled (including, pursuant to any applicable tax, securities, or other Laws of any jurisdiction or by subpoena or any requirement by governmental, judicial or regulatory body or any stock exchange), civil investigative demand (or similar process) in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or documents) or any other Governmental Order to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section 16.5, such Party shall, to the extent legally permissible and without compromising any privileges, promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(iv)           Other Exceptions. The confidentiality obligations of the Parties set out in this Section 16.5 shall not apply to (i) information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party hereto or, after it was furnished to that Party, entered the public domain otherwise than as a result of (x) a breach by that Party of this Section 16.5. or (y) a breach of a confidentiality obligation by a third party discloser, where the breach was actually known to that relevant Party; (ii) information which was independently developed by the relevant Party without using or making reference to any Confidential Information, (iii) information disclosed by any director or the Board of the Company to its appointer or any of its Affiliates or to any Person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 16.5.

16.6          Press Releases; Promotion.

(a)             None of the Parties shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining in each instance the prior written consent of each of the other Parties.

(b)             Each Party agrees that it will not, and it will cause its Affiliates not to, without the prior written consent of the relevant Investor, in each instance, (i) use in advertising, publicity, or otherwise the name of such Investor or its Affiliates, or any partner or employee thereof, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Investor or its Affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by such Investor or its Affiliates.

16.7          Ultimate Controller. Without prejudice to any rights of the Shareholders under the Transaction Documents or any applicable Laws, each Party acknowledges that the Founder is the ultimate controller of the Company as of the Effective Date, and covenants that it or its Affiliates will not take any action that may adversely affect the Founder’s status as the ultimate controller of the Company in any manner, including but not limited to by purchasing shares from other members of the Company, selling shares to any entity with an intention of controlling the Company. Any action, unless otherwise permitted under this Agreement or other Transaction Documents, that may adversely affect the Founder’s status as the ultimate controller of the Company shall be null and void as against the Company and the Founder, and shall not be recognized by the Company, the Founder or any other Party.

16.8          Dividends.

(a)             Subject to the applicable Laws and the Amended M&AA, no dividends shall be declared or paid on the Ordinary Shares or any future series of preference shares, unless and until a dividend is declared and paid on each issued and outstanding Preferred Share (for the avoidance of doubt, assuming that all Warrants have been exercised in whole and all reserved Preferred Shares pursuant to such Warrants for issuance as issued and outstanding) pursuant to Section 16.8.

(b)             First, each holder of Series B+ Preferred Shares shall be entitled to receive prior and in preference to any declaration, payment or distribution of dividends on Ordinary Shares (as adjusted for any share subdivisions, share dividends, consolidations, recapitalizations or similar transactions), Series B Preferred Shares, and Series A Preferred Shares, cumulative dividends at the rate of eight percent (8%) per annum of the original Series B+ Issue Price, payable when and if declared by the Company.

(c)             Second, in the event that the holders of Series B+ Preferred Shares have received the dividends or other like amount in accordance with Section 16.8(b) in full, each holder of Series B Preferred Shares shall be entitled to receive prior and in preference to any declaration, payment or distribution of dividends on Ordinary Shares (as adjusted for any share subdivisions, share dividends, consolidations, recapitalizations or similar transactions), Series A Preferred Shares, and cumulative dividends at the rate of eight percent (8%) per annum of the original Series B Issue Price, payable when and if declared by the Company.

(d)             Third, in the event that the holders of Series B+ Preferred Shares and Series B Preferred Shares have received the dividends or other like amount in accordance with Section 16.8(b) and Section 16.8(c) in full, each holder of Series A Preferred Shares shall be entitled to receive, on a pari passu basis with each other, prior and in preference to any declaration, payment or distribution of dividends on Ordinary Shares (as adjusted for any share subdivisions, share dividends, consolidations, recapitalizations or similar transactions), cumulative dividends at the rate of eight percent (8%) per annum of the original Series A Issue Price, respectively, payable when and if declared by the Company.

(e)             If each holder of Preferred Shares has received all such amounts pursuant to Section 16.8(b), Section 16.8(c), and Section 16.8(d), then it shall further be the case that no dividend or distribution may be declared, paid, set aside or made with respect to the Ordinary Shares unless a dividend or distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each issued and outstanding Preferred Share (for the avoidance of doubt, assuming that all Warrants have been exercised in whole and all reserved Preferred Shares pursuant to such Warrants for issuance as issued and outstanding) such that the dividend or distribution declared, paid, set aside or made to the holder thereof shall be equal to the dividend or distribution that such holder would have received if such Preferred Share had been converted into Ordinary Shares immediately prior to the record date for such dividend or distribution, or if no such record date is established, the date such dividend or distribution is made, and if such share then participated in and the holder thereof received such dividend or distribution. Notwithstanding the provisions as specified under Section 16.8(b), Section 16.8(c), and Section 16.8(d), if any dividend or distribution distributed ratably among holders of Preferred Shares and Ordinary Shares (on an as-converted basis) and each holder of Preferred Shares has received all such amounts not less than the dividends or other like amount would have received in accordance with Section 16.8(b) Section 16.8(c), and Section 16.8(d), any dividend or distribution shall be distributed ratably among holders of Preferred Shares and Ordinary Shares (on an as-converted basis).

16.9          Tax Covenants. The Group Companies and the Founder Parties jointly and severally undertake to the Investors that:

(a)            Immediately after the Closing, the Company will not be a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”). The Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a CFC and regarding whether any portion of the Company’s income is “subpart F income” (as defined in Section 952 of the Code) (“Subpart F Income”). The Investors shall reasonably cooperate with the Company to provide information about the Investors and their respective partners in order to enable the Company’s tax advisors to determine the status of each Investor and/or any of such Investor’s partners as a “United States Shareholder” within the meaning of Section 951(b) of the Code. No later than two (2) months following the end of each Company’s taxable year, the Company shall provide the following information to the Investors: (i) the Company’s capitalization table as of the end of the last day of such taxable year, and (ii) a report regarding the Company’s status as a CFC. In addition, the Company shall provide the Investors with access to such other Company information as may be necessary for the Investors to determine the Company’s status as a CFC and to determine whether an Investor or any of an Investor’s partners is required to report its pro rata portion of the Company’s Subpart F Income on its United States federal income tax return, or to allow each Investor or each Investor’s partners to otherwise comply with applicable United States federal income tax Laws. For purposes of the foregoing, (i) the term “the Investor’s partners” shall mean an Investor’s partners and/or members and any direct or indirect equity owners of such partners and/or members, and (ii) the “Company” shall mean the Company and any of its direct or indirect subsidiaries. The Company and the shareholders of the Company shall not, without the written consent of the Investors, issue or transfer stock in the Company to any investor if following such issuance or transfer the Company, in the determination of counsel or accountants for the Investors, would be a CFC. In the event that the Company is determined by the Company’s tax advisors or by counsel or accountants for any Investors to be a CFC, the Company agrees to use commercially reasonable efforts to avoid generating Subpart F Income. In the event that the Company is determined by the Company’s tax advisors or by counsel or accountants for any Investor to be a CFC, the Company agrees to use commercially reasonable efforts to annually make dividend distributions to such Investor, to the extent permitted by law, in an amount equal to 50% of any income of the Company that would have been deemed distributed to such Investor pursuant to Section 951(a) of the Code had such Investor been a “United States person” as such term is defined in Section 7701(a)(30) of the Code.

(b)             The Company has never been, and, to the best of its knowledge after consultation with its tax advisors, will not be with respect to its taxable year during which the Initial Closing occurs, a “passive foreign investment company” within the meaning of Section 1297 of the Code. The Company shall use its best efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code. In connection with a “Qualified Electing Fund” election made by any Investor or any of an Investor’s partners pursuant to Section 1295 of the Code or a “Protective Statement” filed by such Investor or any of such Investor’s partners pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to such Investor in the form as required under the applicable Law as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than one hundred and twenty (120) days following the end of each such taxable year), and shall provide such Investor with access to such other Company information as may be required for purposes of filing U.S. federal income tax returns of such Investor or such Investor’s partners in connection with any such Qualified Electing Fund election or Protective Statement. In the event that any Investor or an Investor’s partner who has made a “Qualified Electing Fund” election must include in its gross income for a particular taxable year its pro rata share of the Company’s earnings and profits pursuant to Section 1293 of the Code, the Company agrees to make a dividend distribution to such Investor (no later than (ninety) 90 days following the end of the Company’s taxable year or, if later, (ninety) 90 days after the Company is informed by such Investor that such Investor’s partner has been required to recognize such an income inclusion) in an amount equal to 50% of the amount that would be included by such Investor if such Investor was a “United States person” as such term is defined in Section 7701(a)(30) of the Code and had such Investor made a valid and timely “Qualified Electing Fund” election which was applicable to such taxable year.

(c)             The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is classified as a corporation for United States federal income tax purposes. The Company shall make due inquiry with its tax advisors (and shall cooperate with the Investor’s tax advisors with respect to such inquiry) on at least an annual basis regarding whether any Investor or any of the Investor’s partners are subject to the reporting requirements of either or both of Sections 6038 and 6038B of the Code (and the Company shall duly inform the Investors of the results of such determination), and in the event that any Investor or any of an Investor’s partners are determined by the Company’s tax advisors or such Investor’s tax advisors to be subject to the reporting requirements of either or both of Sections 6038 and 6038B, the Company agrees, upon a request from such Investor, to provide such information to such Investor as may be necessary to fulfill such Investor’s or such Investor’s partner’s obligations thereunder.

(d)             The Company shall provide prompt notice to each Investor following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Investor, the Company shall provide such Investor with a written statement informing such Investor whether such Investor’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to an Investor shall be delivered to such Investor within ten (10) days of such Investor’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s shares may be regularly traded on an established securities market or the fact that there are no Preferred Shares then issued and outstanding.

16.10        Compliance with Laws; Registration. The Group Companies shall conduct their respective business in compliance in all material respects with all applicable Laws, including, but not limited to, Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, intellectual property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all material Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of the Business as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, each Shareholder (to the extent within its control) and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including, without limitation, any such filings and registrations with the Ministry of Commerce, the State Administration for Market Regulation, SAFE, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned Governmental Authorities, in each case, as applicable. The Founder Parties, and any other Person who is required to comply with the Circular 37 and any other SAFE Regulations shall obtain registration or complete filing procedures with SAFE with respect to their holdings of Equity Securities in the Company and other actions in accordance with the SAFE Regulations.

16.11        Sanctions. The Group Companies and/or any of its Affiliates shall use its reasonable best efforts to avoid becoming a Sanctioned Target. The Group Companies and their Affiliates shall use its reasonable best efforts not to engage in any transaction, act or practice that violates any Sanctions Laws or Regulations or other applicable economic sanctions laws or regulations. The Group Companies and its Affiliates shall also use its reasonable best efforts to maintain policies and procedures reasonably designed to comply with Sanctions Laws or Regulations and other applicable economic sanctions laws and regulations.

16.12        Intellectual Property Protection. The Group Companies shall take reasonable necessary steps to protect their respective material Intellectual Property rights, including, without limitation, (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each employee of each Group Company to enter into an employment agreement, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company.

16.13        Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice.

16.14        Restructuring.

(a)             Each of the Founder Parties, the Group Companies and the Onshore Shareholders shall exercise best efforts to, as soon as reasonably practicable and in any event no later than 31 December 2023, take all necessary actions, obtain all necessary consents and execute all necessary documents to submit all documents and materials required to consummate the restructuring as contemplated under the Restructuring Memorandum to the satisfaction of the Series B+ Investors (the “Restructuring”).

(b)             Each Onshore Shareholder hereby grants to the Singapore Company 2 a proxy and appoints the Singapore Company 2 to be such Onshore Shareholder’s attorney (without the need to receive any further consents by such Onshore Shareholder) to vote all Equity Securities held by such Onshore Shareholder in accordance with the terms and conditions of this Agreement, including in any action by written consent or in any action that is required for the Domestic Company and its Subsidiaries to comply with the terms and conditions of this Agreement, which proxy and attorney are irrevocable and will remain in effect until the completion of the Restructuring.

(c)             The Domestic Company shall not, and the Founder shall cause the Domestic Company not to, pay any dividends or make any other distributions to any Onshore Shareholder unless otherwise conducted for the purpose of Restructuring. Each Onshore Shareholder further covenants and acknowledges that to the extent such Onshore Shareholder has received any dividends or any distributions from the Domestic Company, or any proceeds resulting from any Transfer of the Equity Securities held by such Onshore Shareholder in the Domestic Company, all such dividends, distributions or proceeds are held on trust by such Onshore Shareholder for the Singapore Company 2 and are deemed to be the properties of the Singapore Company 2.

(d)             The Parties acknowledge and agree that this Agreement and the Amended M&AA shall govern all relationships among the Parties from the Effective Date until the completion of Restructuring. From the Effective Date until the completion of the Restructuring, each of the Onshore Shareholders unconditionally and irrevocably agrees (i) not to take any action that would reasonably be expected to materially impair the value of the Domestic Company or any of its subsidiaries, (ii) not to Transfer any Equity Securities in the Domestic Company or any of its subsidiaries, except for any transfer from the Onshore Shareholders to Singapore Company 2 pursuant to the Restructuring Memorandum, and (iii) waives any of their rights under the shareholders agreement of the Domestic Company entered into by and among the Domestic Company and certain Onshore Shareholders and certain other parties thereto dated 14 May 2021, as may be amended, modified, supplemented or restated from time to time (the “Onshore Shareholders’ Agreement”), any Charter Document of the Domestic Company or any applicable PRC Laws with respect to its rights in the Domestic Company.

(e)             Upon the completion of the Restructuring, the Domestic Company shall terminate the Onshore Shareholders’ Agreement and adopt a new article of association to the reasonable satisfaction of the Series B+ Investors.

16.15        Information Provision. To the extent necessary and reasonable and as requested by the competent PRC Governmental Authorities in accordance with applicable Laws, each Party agrees to use commercial reasonable efforts to cooperate with the Company or any listing vehicle that holds the Business of the Group Companies to provide necessary documents, information and support to enable the Company or such listing vehicle to satisfy the relevant listing filing procedures imposed by such competent PRC Governmental Authorities.

17. Miscellaneous.

17.1          Effective Date and Termination. This Agreement shall take effect upon the occurrence of the first Closing (the “Effective Date”). This Agreement shall terminate upon mutual written consent of the Parties, and shall cease to have effect as regards a Party (other than the relevant Group Company) if such Party no longer holds, directly or indirectly, any Equity Securities of the Company. The provisions of Section 3 through Section 16 (except for Sections 16.5 and 16.6) shall terminate on the consummation of a Qualified IPO or any IPO duly approved in accordance with this Agreement and the Amended M&AA. If this Agreement terminates, the rights and obligations of the Parties (or in the case of this Agreement ceasing to have effect as regards a Party, the rights and obligations of such Party) set forth hereunder shall cease to have effect, except in respect of any right or obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including those under Section 16.5 and 16.6 and 17, and Section 1 through Section 5 in Exhibit A). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

17.2          Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The Founder irrevocably agrees to cause the Founder Holdco to perform and comply with all of its respective covenants and obligations under the Transaction Documents.

17.3          Assignments and Transfers. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, and permitted assigns. This Agreement and the rights and obligations of each other Party hereunder shall not be assigned or transferred (i) by the Company without the mutual written consent of the other Parties, and (ii) by any Investor without the written consent of the Company, except in each case as expressly provided herein. Notwithstanding anything to the contrary, each Series A Investor, Series B Investor, and Series B+ Investor may, without the consent of the other Parties, assign and/or transfer all or any portion of its rights and obligations to (i) an Affiliate of such Series A Investor, Series B Investor, or Series B+ Investor; or (ii) a transferee of the Equity Securities of the Company held by such Series A Investor, Series B Investor, or Series B+ Investor, provided that in the case of (ii), the relevant Transfer of the Equity Securities of the Company shall be conducted in accordance with this Agreement, provided further that such assignee shall execute and deliver a deed of accession in substantially the form attached hereto as Exhibit B-2 to join in and be bound by the terms of this Agreement (if not already a Party hereto) upon such assignment.

17.4          Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong without regard to principles of conflict of laws thereunder.

17.5          Dispute Resolution. Each of the Parties irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong which shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration. There shall be three arbitrators, selected in accordance with the Arbitration Rules. The arbitration shall be conducted in Chinese and English. The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The Parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions and specific performance.

17.6          Third Party Rights. The Parties do not intend that any term of this Agreement, apart from Section 17.6, should be enforceable, by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong), by any person who is not a party to this Agreement.

17.7          No Fiduciary Duty. The Parties acknowledge and agree that nothing in the Transaction Documents shall create a fiduciary duty of any Investor or its Affiliates to the Company or the shareholders of the Company.

17.8          Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to any other Party at the address set forth in the Schedule of Notice, at the time of delivery; (b) when sent by courier to any other Party at the address set forth in the Schedule of Notice with next-Business-Day delivery guaranteed, three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the relevant Party, provided that the sending Party receives a confirmation of delivery from the delivery service provider; (c) when sent by fax to any other Party at the number set forth in the Schedule of Notice attached hereto, on the Business Day immediately after the date of transmission, provided that the transmitting device generates a report of successful transmission; (d) when sent by electronic mail to any other Party at the address set forth in the Schedule of Notice, on the Business Day immediately after the date of transmission, provided that receipt shall not occur if the sending Party receives an automated message that the electronic mail has not been delivered to the intended recipient; (e) when sent to any other Party by mail at the address set forth in the Schedule of Notice, seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the relevant Party. A Party may change or supplement the mailing addresses, fax number, electronic mail address given in the Schedule of Notice, or designate additional mailing addresses, fax number or electronic mail address for purposes of this Section 17.8 by giving, the other Parties written notice of the new mailing address, fax number or electronic mail address in the manner set forth above. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

17.9          Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties acknowledge and agree irreparable harm may occur for which money damages may not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

17.10        Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effectuates the Parties’ intent in entering into this Agreement.

17.11        Amendments. Any provision in this Agreement may be amended only by the written consent of all Parties hereto.

17.12        No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

17.13        Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

17.14        No Presumption. The Parties acknowledge that any applicable Laws that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

17.15        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

17.16        Entire Agreement. This Agreement, the other Transaction Documents and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof, and in the event any other written or oral agreements previously existing among certain Parties (including the Onshore Shareholders’ Agreement or any Charter Document of the Domestic Company) contravene or conflict with the provisions of this Agreement or the Amended M&AA, the provisions provided in this Agreement or the Amended M&AA shall prevail and the Parties shall take all necessary actions, obtain all necessary consents and/or sign all necessary documents to give effect to the terms and conditions of this Agreement and the Amended M&AA.

17.17        Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any Group Company, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects and the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents of the Company, and the Parties shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement. Section 5 of Schedule A to the Amended M&AA shall be incorporated by reference into this Agreement.

17.18        Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company as in effect immediately before such transaction, whether such obligations are contained in this Agreement, the Amended M&AA, or elsewhere, as the case may be.

17.19        Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several, and not joint and several, and no Investor is responsible in any way for the performance or conduct of any other Person in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Investor pursuant hereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to any other Person. Each of the Investors agrees that no other Person has acted as an agent for such Investor in connection with the transactions contemplated hereby.

17.20        Waiver of Preemptive Rights, Etc. Each Party (other than the Series A Investors and Series B Investors) hereby waives any right of first offer, pre-emptive right or other rights to purchase any portion of the Preferred Shares (and the issuance of any Ordinary Shares upon the conversion of such Preferred Shares) issued by the Company pursuant to the Purchase Agreement, any anti-dilution rights with respect to any adjustment to the conversion price of any other class of Equity Securities of the Company and any other right that such Party may have with respect to the allotment, issuance and sale of Preferred Shares pursuant to the Purchase Agreement under any Contract or the Charter Documents of any of the Group Companies, and hereby approves the allotment, issuance and sale of Preferred Shares pursuant to the Purchase Agreement.

17.21        Adjustments for Share Subdivisions, Etc. Wherever in this Agreement there is a reference to a specific number of Shares, then, upon the occurrence of any share subdivisions, share dividends, consolidations, recapitalizations and similar events, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the issued and outstanding Shares (for the avoidance of doubt, assuming that all Warrants have been exercised in whole and all reserved Preferred Shares pursuant to such Warrants for issuance as issued and outstanding) of such class or series by such share subdivisions, share dividends, consolidations, recapitalizations and similar events.

17.22        Obligations to Comply with this Agreement and the Amended M&AA.

(a)             Each of the Founder Parties and the Investors shall comply with the provisions of this Agreement in relation to its investment in the Group Companies and in transacting business with any Group Company, and shall exercise its rights and powers in accordance with this Agreement and the Amended M&AA.

(b)             The Company and each other Group Company that is a Party shall procure that each Group Company acts in a manner consistent with the terms of this Agreement and the Amended M&AA.

(c)             The Founder shall procure the due performance by the Founder Holdco and the Group Companies of its obligations under this Agreement and the Amended M&AA.

17.23        Most Favorable Nation Treatment. In the event the Founder or any Group Company grants, issues, or provides any other existing Investor, prior to the closing date of Series A round of financing, any right, privilege or protection more favorable than those granted to the Series A Investors, the Series A Investors shall be granted or provided automatically with the same rights, privileges or protections pari passu with such existing Investor. In the event the Founder or any Group Company grants, issues, or provides any other existing Investor, prior to the closing date of Series B round of financing, any right, privilege or protection more favorable than those granted to the Series B Investors, the Series B Investors shall be granted or provided automatically with the same rights, privileges or protections pari passu with such existing Investor. In the event the Founder or any Group Company grants, issues, or provides any other existing Investor, prior to the closing date of Series B+ round of financing, any right, privilege or protection more favorable than those granted to the Series B+ Investors, the Series B+ Investors shall be granted or provided automatically with the same rights, privileges or protections pari passu with such existing Investor. In the event the Founder or the Company provides any future investor liquidation preferences more favorable than those provided to the existing Investors, the existing Investors shall be provided automatically with the same rights, privileges or protections pari passu with such future investor.

17.24        Voting Agreement and Proxy. Each Employee Holdco hereby grants to the Founder Holdco an irrevocable proxy to vote in the Founder Holdco’s sole discretion regarding all matters to be determined by shareholders pursuant to this Agreement. Except as otherwise provided under this Agreement or the Amended M&AA, the Company will not, and each Founder Party shall cause the Company not to, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

17.25        The Liability Limit of the Founder. Notwithstanding anything to the contrary provided herein or in any other Transaction Document, if the Founder or Founder Holdco is liable to any other party in any Transaction Document, the personal assets of the Founder (other than all applicable Equity Securities of the Group Companies held by the Founder Parties and their Affiliates (excluding any Equity Securities of the Company held by the Employee Holdcos)) shall not be used to satisfy any of such obligations.

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IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Company:

Chagee Holdings Limited

By:	/s/ Junjie Zhang
Name: Junjie ZHANG
Title: Director

in the presence of:

Witness signature:	/s/ Shengnan Dai

Name:	Shengnan Dai

Domestic Company:

Beijing Chagee Catering Management Co., Ltd.

By:	/s/ Junjie Zhang	[SEAL]
Name: Junjie ZHANG
Title: Director

in the presence of:

Witness signature:	/s/ Shengnan Dai

Name:	Shengnan Dai

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Singapore Company 1:

CHAGEE HOLDINGS PTE. LTD.

By:	/s/ Junjie Zhang
Name: Junjie ZHANG
Title: Director

in the presence of:

Witness signature:	/s/ Shengnan Dai

Name:	Shengnan Dai

Singapore Company 2:

CHAGEE INVESTMENT PTE. LTD.

By:	/s/ Junjie Zhang
Name: Junjie ZHANG
Title: Director

in the presence of:

Witness signature:	/s/ Shengnan Dai

Name:	Shengnan Dai

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Founder:

Junjie Zhang

By:	/s/ Junjie Zhang

in the presence of:

Witness signature:	/s/ Shengnan Dai

Name:	Shengnan Dai

Founder Holdco:

Partea Ltd.

By:	/s/ Junjie Zhang
Name: Junjie ZHANG
Title: Director

in the presence of:

Witness signature:	/s/ Shengnan Dai

Name:	Shengnan Dai

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

TasTea Ltd.

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

TEALATTE Ltd.

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

TeaBrew Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

TeaZen Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

SipSoul Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

TeaBloom Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

TeaNexus Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

TeaLuxe Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

Brewtopia Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

Tea Thyme Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

TeaFusion Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

SereniTea House Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

Tea Haven Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

The Tea Emporium Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

Brew Tea-ful Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

TeaSoul Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Employee Holdco:

Tea Tropolis Limited

By:	/s/ Xianggui Peng
Name: Xianggui PENG
Title: Director

in the presence of:

Witness signature:	/s/ Lang Huang

Name:	Lang Huang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series A Investor:

宁波梅山保税港区艾克思求解投资合伙企业(有限合伙)

By:	/s/ Boyu Hu	[SEAL]
Name: Boyu Hu
Title:

in the presence of:

Witness signature:	/s/ Xinghao Liu

Name:	Xinghao Liu

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series A Investor:

无锡复霸茶企业管理合伙企业(有限合伙)

By:	/s/ Yonggang Cong	[SEAL]
Name: Yonggang Cong
Title:

in the presence of:

Witness signature:	/s/ Chen Wang

Name	Chen Wang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series A Investor:

共青城霸气茶投资合伙企业(有限合伙)

By:	/s/ Yan Tang	[SEAL]
Name: Yan Tang
Title:

in the presence of:

Witness signature:	/s/ Chen Wang

Name:	Chen Wang

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series A Investor & Series B Investor:

莆田市艾克思坐标投资合伙企业(有限合伙)

By:	/s/ Xiao Yang	[SEAL]
Name: Xiao Yang
Title:

in the presence of:

Witness signature:	/s/ Xinghao Liu

Name:	Xinghao Liu

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series A Investor & Series B Investor:

XVC FUND II LP

By:	/s/ Boyu Hu
Name: Boyu Hu
Title:

in the presence of:

Witness signature:	/s/ Xinghao Liu

Name:	Xinghao Liu

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series B Investor:

XVC SSF II LP

By:	/s/ Boyu Hu
Name: Boyu Hu
Title:

in the presence of:

Witness signature:	/s/ Xinghao Liu

Name:	Xinghao Liu

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series B Investor:

北京秋实辰星咨询中心(有限合伙)

By:	/s/ Yang Zhou	[SEAL]
Name: Yang Zhou
Title:

in the presence of:

Witness signature:	/s/ Manxin Zhao

Name:	Manxin Zhao

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series B+ Investor:

青岛秋实辰星二期创业投资基金合伙企业(有限合伙)

By:	/s/ Yang Zhou	[SEAL]
Name: Yang Zhou
Title:

in the presence of:

Witness signature:	/s/ Manxin Zhao

Name:	Manxin Zhao

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series B Investor & Series B+ Investor:

Rothsfortune Fund, LP

By:	/s/ Hanqiao Li	[SEAL]
Name: Hanqiao Li
Title:

in the presence of:

Witness signature:	/s/ Manxin Zhao

Name:	Manxin Zhao

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series B+ Investor:

Qanttea LP

By:	/s/ Boyu Hu
Name: Boyu Hu
Title:

in the presence of:

Witness signature:	/s/ Xinghao Liu

Name:	Xinghao Liu

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement as a deed on the date and year first above written.

Series B+ Investor:

Coatue PE Asia 92 LLC

By: Coatue Management, L.L.C., its investment manager

By:	/s/ Zachary Feingold
Name: Zachary Feingold
Title: Authorized Signatory

in the presence of:

Witness signature:	/s/ Shannon Hughes

Name:	Shannon Hughes

SCHEDULE I

Part A

LIST OF FOUNDER PARTIES

Founder	PRC ID Card Number	Founder Holdco	Percentage of Shareholding in Founder Holdco
Junjie Zhang	[ ]	Partea Ltd.	100%

Part B

LIST OF EMPLOYEE HOLDCOS

1.	TASTEA LTD.
2.	TEALATTE LTD.
3.	TEABREW LIMITED
4.	TEAZEN LIMITED
5.	SIPSOUL LIMITED
6.	TEABLOOM LIMITED
7.	TEANEXUS LIMITED
8.	TEALUXE LIMITED
9.	BREWTOPIA LIMITED
10.	TEA THYME LIMITED
11.	TEAFUSION LIMITED
12.	SERENITEA HOUSE LIMITED
13.	TEA HAVEN LIMITED
14.	THE TEA EMPORIUM LIMITED
15.	BREW TEA-FUL LIMITED
16.	TEASOUL LIMITED
17.	TEA TROPOLIS LIMITED

SCHEDULE II1

Part A

LIST OF SERIES A INVESTORS

Series A Investor	Number of Series A Preferred Shares
宁波梅山保税港区艾克思求解投资合伙企业(有限合伙)	4,644,404
无锡复霸茶企业管理合伙企业(有限合伙)	10,027,750
共青城霸气茶投资合伙企业(有限合伙)	527,713
莆田市艾克思坐标投资合伙企业(有限合伙)	1,055,546
XVC FUND II LP	18,577,615

Part B

LIST OF SERIES B INVESTORS

Series B Investors	Number of Series B Preferred Shares
北京秋实辰星咨询中心(有限合伙)	10,243,145
Rothsfortune Fund, LP	745,266
XVC FUND II LP	2,498,258
XVC SSF II LP	1,038,692
莆田市艾克思坐标投资合伙企业(有限合伙)	389,043	[2]

Part C

LIST OF SERIES B+ INVESTORS

Series B+ Investors	Number of Series B+ Preferred Shares
Qanttea LP	4,939,291
青岛秋实辰星二期创业投资基金合伙企业(有限合伙)	7,594,160
Rothsfortune Fund, LP	1,667,011

1 For those Investors that will need to apply for ODI approval, their shares will only be reserved.

2 Assuming that 301,495 Class A Ordinary Shares have been transferred to 莆田市艾克思坐标投资合 伙企业(有限合伙) and reclassified as Series B Preferred Shares pursuant to the Transfer Agreement.

Series B+ Investors	Number of Series B+ Preferred Shares
Coatue PE Asia 92 LLC	6,174,115

Schedule of Notice

EXHIBIT A

Registration Rights

1.             Demand Registration.

1.1           Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) December 28, 2027 or (ii) the date that is six (6) months after the consummation of an IPO, any Holder of fifteen percent (15%) of the Registrable Securities or Holders of fifteen percent (15%) of the Registrable Securities then outstanding may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such Initiating Holders. Upon receipt of such a request, the Company shall, within ten (10) Business Days thereafter, (x) give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) as soon as practicable, use reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than five (5) Registrations pursuant to this Section  1.1 that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 1.1 are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 1.1.

1.2           Registration on Form F-3 or Form S-3. The Company shall use reasonable best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder of fifteen percent (15%) of Registrable Securities or Holders of fifteen percent (15%) of the Registrable Securities then outstanding, may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any Registration Statement filed under the Securities Act providing for the Registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall promptly (i) give written notice of the proposed Registration to all other Holders and (ii) use reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. Registrations of Registrable Securities pursuant to this Section 1.2 shall not be deemed to be demand registrations as described in Section 1.1 above. There shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 1.2. Nevertheless, the Company shall be obligated to consummate no more than two (2) Registrations that have been declared and ordered effective within any twelve (12) month period pursuant to this Section 1.2; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 1.2 are not fully included in such Registration or if the sale of all Registrable Securities sought to be included in the Registration pursuant to this Section 1.2 is not consummated for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 1.2. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to effect any Registration pursuant to this Section 1.2 if the aggregate offering price to the public of such Registration is less than US$1,000,000.

1.3           Right of Deferral.

(i)             The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 1:

(1)           if, within ten (10) Business Days of the receipt of any request of the Holders to Register any Registrable Securities under Section 1.1 or Section 1.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 2 (other than an Exempt Registration); or

(2)           during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 2

(ii)            If, after receiving a request from Holders pursuant to Section 1.1 or Section 1.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not defer such filing for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Equity Securities during such period (except for Exempt Registrations); provided further, that such deferral right shall not be applicable to a demand for registration in connection with an initial public offering by the Company. A demand right shall not be deemed to have been exercised until such deferred Registration shall have been effected.

1.4           Underwritten Offerings. If, in connection with a request to Register the Registrable Securities under Section 1.1 or Section 1.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 1.1 and Section 1.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by (i) the Company and reasonably acceptable to the holders of at least 50% of the voting power of all Registrable Securities proposed to be included in such Registration in the case of an offering that includes Ordinary Shares to be newly issued and sold by the Company, and (ii) by the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration in other cases; provided that Holders will not be required to enter into any “lock-up” agreement unless all officers and directors of the Company and all shareholders individually owning one percent (1%) or more Shares enter into similar agreements. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 1.1 or Section 1.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all Equity Securities other than Registrable Securities from the Registration and underwritten offering. Among Registrable Securities requested to be Registered, the number of Registrable Securities that may be included in the Registration and underwritten offering shall be allocated among all the holders of all Registrable Securities requested to be Registered in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such holders; provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) Business Days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 1.1 or Section 1.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of Shares in accordance with the above provisions, the Company or the underwriters may round the number of Shares allocated to a Holder to the nearest one hundred (100) Shares.

2.             Piggyback Registrations.

2.1           Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) Business Days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. Registration of Registrable Securities pursuant to this Section 2.1 shall not be deemed to be a demand registration as described in Section 1.1 above. There shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 2.1.

2.2           Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 2.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 3.3.

2.3           Underwriting Requirements.

(i)             In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 2.3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected in accordance with Section 1.4 and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters; provided that each Holder consents (which consent shall not be unreasonable withheld) to the underwriting discount and selling commissions applicable to such Holder and such terms are not less favorable than that applicable to the Company in the case of an offering that includes Ordinary Shares to be newly issued and sold by the Company; and provided further that the underwriting discount and selling commissions applicable to such Holder will be agreed upon between the underwriter or underwriters and the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration and underwritten offering in other cases. Notwithstanding the foregoing, Holders will not be required to enter into any “lock-up” agreement unless all officers and directors of the Company and all shareholders individually owning one percent (1%) or more Shares enter into similar agreements. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 2 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy-five percent (75%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all non-excluded Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of Shares in accordance with the above provisions, the Company or the underwriters may round the number of Shares allocated to a Holder to the nearest one hundred (100) Shares.

(ii)            If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

2.4           Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 2 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share incentive plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) (collectively, “Exempt Registrations”).

3.             Registration Procedures.

3.1            Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)              Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding more than 50% in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii)             Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)            Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)           Use reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the Applicable Securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions unless the Company is already subject to service of process in such jurisdiction;

(v)            In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)           Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)          Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion and disclosure letter, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the final Registration Statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)         Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable Registration Statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such Registration Statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)           Not, without the written consent of the Holders of more than 50% of voting power of the Registrable Securities Registered under the applicable Registration Statement, make any offer relating to the Equity Securities that would constitute a “free writing prospectus”, as defined in Rule 405 promulgated under the Act;

(x)            Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)           Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO or an IPO duly approved pursuant to this Agreement and the Amended M&AA, the primary exchange on which the Company’s securities will be traded.

3.2           Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

3.3           Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable and documented fees and disbursement of one counsel for all selling Holders, shall be borne by the Company.

4.             Registration-Related Indemnification.

4.1           Company Indemnity.

(i)             In the event of a Registration under this Agreement, to the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, employees, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or Person who controls (as defined in the Securities Act) such Holder or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)             The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

(iii)           The indemnity agreement contained in this Section 4.1 shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party under this Section 4.1 and shall survive the transfer of securities by such Holder or any indemnified party.

4.2           Holder Indemnity.

(i)             In the event of a Registration under this Agreement, to the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally but not jointly, indemnify and hold harmless the Company, its directors and officers, each other Holder selling securities in connection with such Registration, any underwriter (as defined in the Securities Act), and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 4.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 4.2 (when combined with any amounts paid by such Holder pursuant to Section 4.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii)             The indemnity contained in this Section 4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

4.3           Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 4.1 or Section 4.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 4.1 or Section 4.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section  4, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.4           Contribution. If any indemnification provided for in Section 4.1 or Section 4.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 4.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

4.5           Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

4.6           Survival. The obligations of the Company and Holders under this Section 4.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

5.             Additional Registration-Related Undertakings.

5.1           Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)              make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)             file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)            promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of (A) Rule 144, (B) all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, (C) at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

5.2           Limitations on Subsequent Registration Rights. From and after the Effective Date, the Company shall not, without the written consent of holders of at least 50% of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 1 or Section 2, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 1 or Section 2 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

5.3           Termination of Registration Rights. The registration rights set forth in Section 1 and Section 2 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Qualified IPO or an IPO duly approved pursuant to this Agreement and the Amended M&AA, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

5.4           Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

5.5           Intent. The terms of Section 1 through Section 5 are drafted primarily in contemplation of an offering of securities in the United States. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States where registration rights have significance or that the Company might effect an offering in the United States in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i)             it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States but the Parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)             it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Majority Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States as if the Company had listed Ordinary Shares in lieu of such derivative securities.

EXHIBIT B-1

FORM OF DEED OF ACCESSION

This deed of accession (“Deed of Accession”) is executed by the undersigned (the “Purchaser”) pursuant to the terms of that certain Shareholders Agreement dated on [●] (the “Agreement”) by and among (1) Chagee Holdings Limited, a Cayman Islands exempted company (the “Company”), its shareholders and certain other parties listed thereto and in consideration of the Shares acquired by the Purchaser thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. By the execution of this Deed of Accession, the Purchaser agrees as follows:

(i)	Interpretation. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

(ii)	Acknowledgment. The Purchaser acknowledges that the Purchaser is acquiring [number] [Preferred/Ordinary] Shares of the Company (the “Shares”) from [name of transferor/the Company], subject to the terms and conditions of the Agreement.

(iii)	Agreement. Immediately upon transfer of the Shares, the Purchaser hereby adopts and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Agreement with the same force and effect as if the Purchaser were originally [●] / an [Investor thereunder (if transferor is an Investor or if the Shares are Preferred Shares issued by the Company)]. The other Parties to the Agreement shall be entitled to enforce such agreement against the Purchaser.

(iv)	Governing Law. This Deed of Accession shall be governed by and construed in all respects in accordance with the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

(v)	Notice. Any notice required or permitted by the Agreement shall be given to the Purchaser at the address listed beside the Purchaser’s signature below.

EXECUTED AND DATED on               ,                .

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Deed as a deed which is intended to be and is hereby delivered on the date and year first above written.

SIGNED AND SEALED AS A DEED by	)
[●]	)

in the presence of:

Witness signature:
Name:

Address:

Attention:

Email:

EXHIBIT B-2

FORM OF DEED OF ACCESSION

This deed of accession (“Deed of Accession”) is executed by the [Name of assignee] (the “Assignee”) and [Name of assignor] (the “Assignor”) pursuant to the terms of that certain Shareholders Agreement dated on [●] (the “Agreement”) by and among the Assignor, Chagee Holdings Limited, a Cayman Islands exempted company (the “Company”), and certain other parties listed thereto. By the execution of this Deed of Accession, the Assignee and the Assignor mutually agree as follows:

(i)	Interpretation. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

(ii)	Acknowledgment. The Assignee and the Assignor acknowledge that the rights and obligations of the Assignor, with respect to [number] Series [●] Preferred Shares of the Company held by such Assignor, is assigned to the Assignee, subject to the terms and conditions of the Agreement (the “Assignment”).

(iii)	Agreement. Immediately upon the Assignment, the Assignee hereby adopts and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Agreement with the same force and effect as if the Assignee were originally a [Series A Investor/Series B Investor/Series B+ Investor] thereunder. The other Parties to the Agreement shall be entitled to enforce such agreement against the Assignee.

(iv)	Governing Law. This Deed of Accession shall be governed by and construed in all respects in accordance with the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

(v)	Notice. Any notice required or permitted by the Agreement shall be given to the Assignee at the address listed beside the Assignee’s signature below.

EXECUTED AND DATED on               ,                .

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Deed as a deed which is intended to be and is hereby delivered on the date and year first above written.

SIGNED AND SEALED AS A DEED by

Assignor
[●]

in the presence of:

Witness signature:
Name:

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Deed as a deed which is intended to be and is hereby delivered on the date and year first above written.

SIGNED AND SEALED AS A DEED by

Assignee
[●]

in the presence of:

Witness signature:
Name:

Address:

Attention:

Email:

EXHIBIT C

List of Competitors of the Group Companies

The Company has the right to update this List of Competitors of the Group Companies no more than once in any consecutive twelve (12) months after the signing of this Agreement. The total number of such Persons shall at any time not exceed ten (10) and such Persons set forth in this Exhibit C shall not be Affiliates or related parties of any Investor. The Company shall notify the Investors of the updated list in writing and the updated list shall be approved in writing by the Majority Preferred Holders.

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